Filed Pursuant to Rule 424(b)(5)

Registration No. 333-257159

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION—DATED JUNE 28, 2021

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated June 25, 2021)

Cadiz Inc.

2,000,000 Depositary Shares

Each Representing 1/1000th of a Share of    % Series A Cumulative Perpetual Preferred Stock

(Liquidation Preference Equivalent to $25.00 Per Depositary Share)

% Series A Cumulative Perpetual Preferred Stock

Cadiz Inc. is offering 2,000,000 depositary shares, each representing a 1/1000th fractional interest in a share of % Series A Cumulative Perpetual Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), which we refer to in this prospectus as the depositary shares. The depositary shares are evidenced by depositary receipts. 2,000 shares of Series A Preferred Stock represented by the depositary shares will be deposited with Continental Stock Transfer & Trust Company, as depositary. As a holder of the depositary shares, you will be entitled to all proportional rights, preferences and privileges of the Series A Preferred Stock represented thereby, including dividend, voting, redemption and liquidation rights and preferences. You must exercise such rights through the depositary. The liquidation preference of each share of the Series A Preferred Stock is $25,000.00 (equivalent to $25.00 per depositary share).

We will pay, when legally permitted, cumulative dividends on the Series A Preferred Stock, from, and including, the date of original issuance, in the amount of $     per share each year (equivalent to $       per depositary share each year), which is equivalent to % of the $25,000.00 liquidation preference per share of the Series A Preferred Stock (equivalent to % of the $25.00 per depositary share). Dividends on the Series A Preferred Stock will be payable quarterly in arrears, on or about the 15th day of January, April, July and October of each year (or, if not on a business day, on the next succeeding business day). The first dividend on the shares of the Series A Preferred Stock represented by the depositary shares sold in this offering will be paid on or about October 15, 2021. We will establish a segregated account that will be funded at closing with proceeds sufficient to pre-fund eight quarterly dividend payments. The segregated account may only be used to pay when legally permitted, dividends on the shares of the Series A Preferred Stock represented by the depositary shares sold in this offering, and may not be used for other corporate purposes.

Investing in the depositary shares and the underlying Series A Preferred Stock involves risks. You should carefully consider the risks described under the section entitled “Risk Factors” beginning on page S-10 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Depositary Share		Total
Public offering price(1)		$25.00	$
Underwriting discount(2)	$		$
Proceeds to us, before expenses(3)	$		$

(1)	The public offering price does not include accrued dividends, if any, that may be declared. Dividends, if declared, will accrue from the original date of issuance.
(2)	See “Underwriting (Conflict of Interest)” for a description of all underwriting compensation payable in connection with this offering.
(3)	Assumes no exercise of the underwriters’ option described below.

We have granted the underwriters an option to purchase up to an additional 300,000 depositary shares within 30 days from the date of this prospectus supplement. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $                 (excluding the structuring fee), and the total proceeds to us, before payment of the structuring fee and expenses will be $                .

The underwriters expect to deliver the depositary shares on or about July     , 2021.

Joint Book-Running Managers

B. Riley Securities
Boenning & Scattergood
Ladenburg Thalmann
William Blair
Incapital

The date of this prospectus supplement is          , 2021.

Generally, we may not redeem the Series A Preferred Stock underlying the depositary shares until       2026, except as described below upon the occurrence of a Delisting Event or Change of Control (each as defined herein), as applicable. On or after July        , 2026, the fifth anniversary of July         , 2021, the shares of Series A Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $25,000.00 per share (equivalent to $25.00 per depositary share), plus any accrued and unpaid dividends. In addition, upon the occurrence of a Delisting Event or a Change of Control (each as defined herein), we may, subject to certain conditions, at our option, redeem the Series A Preferred Stock, in whole or in part within 90 days after the first date on which such Delisting Event occurred or within 120 days after the first date on which such Change of Control occurred, as applicable, by paying $25,000.00 per share (equivalent to $25.00 per depositary share), plus any accumulated and unpaid dividends up to, but not including, the redemption date. If we exercise any of our redemption rights relating to the Series A Preferred Stock, the holders of depositary shares representing interests in the Series A Preferred Stock will not have the conversion right described below.

Upon the occurrence of a Delisting Event or a Change of Control, as applicable, each holder of depositary shares representing interests in the Series A Preferred Stock will have the right (unless, prior to the Delisting Event Conversion Date or Change of Control Conversion Date (each as defined herein), we have provided or provide notice of our election to redeem the Series A Preferred Stock) to direct the depositary, on such holder’s behalf, to convert some or all of the shares of Series A Preferred Stock represented by the depositary shares held by such holder on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, into a number of shares of our common stock per depositary share equal to the lesser of:

●	the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accumulated and unpaid dividends thereon to, but not including, the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable (unless the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined herein); and

●	(i.e., the “Share Cap”), subject to certain adjustments;

subject, in each case, to the conditions described in this prospectus supplement, including, under specified circumstances, an aggregate cap on the total number of shares of common stock issuable upon conversion and to provisions for the receipt of alternative consideration.

The Series A Preferred Stock represented by the depositary shares has no maturity date and will remain outstanding indefinitely unless redeemed by us or converted into shares of common stock in connection with a Delisting Event or Change of Control by the holders of the depositary shares representing interests in the Series A Preferred Stock. Investors in the depositary shares generally will have no voting rights but will have limited voting rights if we fail to pay dividends on the Series A Preferred Stock for six or more quarters (whether or not declared or consecutive) and in certain other events.

We have applied to list the depositary shares on the Nasdaq Global Market under the symbol “CDZIA.” If the application is approved, we expect trading on the Nasdaq Global Market will commence within 30 days after the initial delivery of the depositary shares to the underwriters.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This document consists of two parts and is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) utilizing a “shelf” registration process. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. If there is a difference between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference, on the other hand, you should rely on the information in this prospectus supplement. Generally, when we refer to the prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined.

Before you invest in our depositary shares representing shares of Series A Preferred Stock, you should read this prospectus supplement and the accompanying prospectus and any related issuer free writing prospectus, as well as the additional information incorporated by reference in this prospectus supplement described below under “Where You Can Find More Information” and “Information Incorporated by Reference” or in any related issuer free writing prospectus.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.  All of the summaries are qualified in their entirety by the actual documents.  Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Neither the delivery of this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us, nor any sale made under this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us, implies that there has been no change in our affairs or that the information therein is correct as of any date after the date of such document.  You should not assume that the information in this prospectus supplement or the accompanying prospectus, including any information incorporated in this prospectus supplement or the accompanying prospectus by reference, or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference therein will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We are responsible for the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related issuer free writing prospectus we have authorized for use in connection with this offering. This prospectus supplement may be used only for the purpose for which it has been prepared. You may rely only on the information contained or incorporated by reference in this prospectus supplement.  Neither we nor the underwriters have authorized anyone to provide information different from the information contained in this prospectus supplement, the accompanying prospectus and any related issuer free writing prospectus and the documents incorporated by reference herein and therein.

You should not consider any information included or incorporated by reference in this prospectus supplement or the accompanying prospectus to be legal, tax or investment advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding any purchase of the notes. Neither we nor the underwriters make any representation regarding the legality of an investment in our common stock by any person under applicable investment or similar laws.

We are not making an offer to sell our securities in any jurisdiction where the offer or sale is not permitted. This prospectus supplement does not constitute an offer or an invitation to subscribe for and purchase any of our securities, and may not be used for or in connection with an offer or solicitation by any person, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. This prospectus supplement does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information presented in this prospectus supplement, the accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you, and in other documents which are incorporated by reference herein that are not historical facts should be considered “forward looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Some of the forward-looking statements can be identified by the use of words such as “believe,” “expect,” “may,” “will,” “should,” “seek,” “approximately,” “intend,” “plan,” “estimate,” “project,” “continue” or “anticipates” or similar expressions or words, or the negatives of those expressions or words. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved.

Some of the important factors that could cause actual results to differ materially from our expectations are disclosed under “Risk Factors” and elsewhere in this prospectus supplement and the accompanying prospectus. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements. Certain risks, uncertainties, and other factors are incorporated herein by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, along with the other information contained in this prospectus supplement, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the “Exchange Act.”  Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason, after the date of this prospectus supplement.

S-iii

Summary

This summary highlights selected information included elsewhere in or incorporated by reference in this prospectus and does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, especially “Risk Factors” and the financial statements and related notes and other information incorporated by reference into this prospectus, before deciding whether to participate in the offering described in this prospectus. In this prospectus, unless expressly noted or the content indicates otherwise, the words “we,” “us,” “our,” “Cadiz,” “company” and similar references mean Cadiz Inc. and it subsidiaries.

About Cadiz

We are a natural resources development company committed to providing sustainable water and agricultural opportunities in California.

We own approximately 45,000 acres of land with high-quality, naturally recharging groundwater resources in three areas of Southern California’s Mojave Desert – the Cadiz Valley (35,000 acres), Danby Dry Lake (2,000 acres), and the Piute Valley (9,000 acres) (“Cadiz Property”). Our properties represent a unique private reserve of lands with vested water rights located in a remote area of eastern San Bernardino County that is at the crossroads of major highway, rail, energy, and water infrastructure that supply and deliver necessary resources to communities in California and across Western States. Our main objective is to realize the highest and best use of our land, water, and related infrastructure assets in an environmentally responsible way. Our present activities are focused on developing our assets to meet growing long-term demand for access to sustainable water supplies and agricultural products.

California faces systemic water challenges and is not able to ensure that all demands for water are safely and reliably met. We believe that the highest and best use of our assets will be realized by offering a combination of water supply, water storage and agricultural projects at our properties in ways that are sustainable and responsive to California’s resource needs.

The Water Project has completed extensive permitting and environmental review in accordance with local, state and federal law and is approved to deliver a reliable supply of 50,000 acre-feet of water per year for 50 years to communities off of the Cadiz Property. Prior to construction and implementation, the Water Project must complete contracts with participating water agencies, conveyance arrangements to deliver water supplies to contracting water agencies, and arrange for facility construction, improvements, and financing.

We anticipate using two separate pipeline routes to convey water between the Cadiz Property and the service areas of our participating agencies. The first route, or the Southern Pipeline, requires the construction of a 43-mile, approximately 55-85” steel water conveyance pipeline within a portion of the Arizona & California Railroad Company’s railroad right-of-way that crosses the Cadiz Property and intersects with the Colorado River Aqueduct (“CRA”) in Rice, California. The CRA is owned by the Metropolitan Water District of Southern California (“MWD”) and serves water providers in six southern California counties. The second route, or the Northern Pipeline, contemplates the use of an existing 220-mile, 30” natural gas pipeline that we optioned and acquired from El Paso Natural Gas (“EPNG”) as a potential facility to convey water to the Cadiz Property for storage or from the Cadiz Property to parties along the route. The Northern Pipeline extends from the Cadiz Property north-west to California’s Central Valley, crossing the Mojave River Pipeline and the Los Angeles Aqueduct before terminating near the California State Water Project in Wheeler Ridge.

In December 2020, the U.S. Bureau of Land Management (“BLM”) granted to our subsidiary Cadiz Real Estate LLC two right-of-way permits that grant us rights to operate the Northern Pipeline and transport water consistently across the route over BLM-managed lands. The first right-of-way was issued pursuant to an assignment of a portion of an existing right-of-way held by EPNG and granted by BLM under the Mineral Leasing Act that enables the continued transportation of natural gas. The second right-of-way was issued under the Federal Land Policy and Management Act and authorizes the conveyance of water in the pipeline over BLM-managed lands.

With these BLM grants, conditions precedent in our Purchase & Sale Agreement with EPNG were principally satisfied allowing for completion of the Company’s acquisition of the remaining 124-mile segment of the Northern Pipeline upon final payment to EPNG of $19 million, which is required to be made no later than June 30, 2021. We are presently engaged in discussions with parties interested in using the Northern Pipeline for conveyance, storage and supply. Prior to conveyance of water through the Northern Pipeline, we must secure permits required by any definitive agreement to use the facility. All conveyance of water via the Northern Pipeline would be conducted in accordance with applicable local, state and federal laws.

We also remain engaged with parties interested in taking deliveries from the Water Project using the Southern Pipeline route and the CRA. Prior to construction of the Southern Pipeline, we must secure authorizations required to convey water in the CRA, including an agreement with MWD and authorization from the California State Lands Commission under Water Code Sections 1810 - 1815. We expect to pursue these approvals once definitive contracts with water providers are finalized.

Our agricultural operations provide the Company’s principal source of revenue, although our working capital needs are not fully supported by our agricultural lease and farming returns at this time. We believe that the ultimate implementation of the Water Project will provide a significant source of future cash flow for the business and our stockholders. We presently rely upon debt and equity financing to support our working capital needs and development of the Water Project.

Our current and future operations also include activities that further our commitments to sustainable stewardship of our land and water resources, good governance and corporate social responsibility. We believe these commitments are important investments that will assist in maintenance of sustained stockholder value.

Term Loan Agreement

We and our wholly-owned subsidiary, Cadiz Real Estate LLC, currently expect to enter into concurrently with the closing of this offering, scheduled for July 2, 2021, a new credit agreement with one or more affiliates of B. Riley Securities, Inc. (“BRS”) whereby the lenders under such agreement will provide senior secured term loans to us in the aggregate original principal amount of $50 million. Our anticipated Credit Agreement with one or more affiliates of BRS is referred to in this prospectus supplement as the “BRS Credit Agreement”. Prior to entering into the BRS Credit Agreement, an affiliate of BRS and Apollo Special Situations Fund, L.P. (“Apollo”) entered into an Assignment and Assumption Agreement, whereby Apollo assigned to an affiliate of BRS, and such affiliate of BRS assumed, all of Apollo’s rights, interests and obligations under the Credit Agreement, dated May 1, 2017 (the “Senior Secured Credit Agreement”), subject to payment by BRS’s affiliate to Apollo of approximately $77.5 million in cash upon the closing of this offering, which, together with an issuance by us of 299,219 shares of common stock to Apollo upon the closing of this offering, will satisfy in full all our obligations to Apollo under the Senior Secured Credit Agreement. We intend to use the net proceeds of this Offering and the BRS Credit Agreement to repay all our remaining indebtedness under the Senior Secured Credit Agreement, owed to an affiliate of BRS in lieu of Apollo, in the amount of approximately $77.5 million, as described under “Use of Proceeds” in this prospectus supplement. See the “Offering-Term Loan Agreement” beginning on page S-9 of this prospectus supplement for additional information.

Corporate Information

We are a Delaware corporation with our principal executive offices located at 550 South Hope Street, Suite 2850, Los Angeles, California 90071.  Our telephone number is (213) 271-1600.  We maintain a corporate website at www.cadizinc.com. Our website address provided in this prospectus is not intended to function as a hyperlink and the information on our website is not, nor should it be considered, part of this prospectus or incorporated by reference into this prospectus.

THE OFFERING

Issuer	Cadiz Inc.
Securities offered	2,000,000 depositary shares, each representing a 1/1000th fractional interest in a share of Series A Preferred Stock, plus up to 300,000 additional depositary shares if the underwriters exercise their option. Each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of the Series A Preferred Stock represented by such depositary share, to all the rights and preferences of the Series A Preferred Stock represented thereby (including dividend, voting, redemption, conversion and liquidation rights).

We reserve the right to re-open this series of preferred stock and issue additional shares of Series A Preferred Stock or depositary shares representing shares of the Series A Preferred Stock either through public or private sales at any time and from time to time, without notice to or consent of holders of the Series A Preferred Stock or the depositary shares. Any additional shares of Series A Preferred Stock would form a single series together with all previously issued shares of Series A Preferred Stock. In the event we issue additional shares of Series A Preferred Stock, we will cause a corresponding number of additional depositary shares to be issued. Any additional depositary shares representing shares of the Series A Preferred Stock would be deemed to form a single series with the depositary shares offered by this prospectus supplement.

Ranking	The Series A Preferred Stock represented by the depositary shares will rank,as to dividend rights and rights upon liquidation, dissolution or winding up:

(1)	senior to all classes or series of our common stock and to each other class or series of capital stock issued by us other than any class or series of capital stock issued with terms specifically providing that such securities rank senior to or on a parity with the Series A Preferred Stock; provided, however, that the Series A Preferred Stock shall rank junior to the Series 1 Preferred Stock, par value $0.01 per share (the “Series 1 Preferred Stock”) with respect to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up;
(2)

on a parity with each class or series of capital stock issued by us with terms specifically providing that such securities rank on a parity with the Series A Preferred Stock with respect to the declaration and payment of dividends and the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up;

(3)

junior to each class or series of capital stock issued by us with terms specifically providing that such securities rank senior to the Series A Preferred Stock with respect to the declaration and payment of dividends and the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up, none of which exists on the original effective date of the certificate of designation for the Series A Preferred Stock except the Series 1 Preferred Stock, which ranks junior to the Series A Preferred Stock with respect to the payment of dividends and senior to the Series A Preferred Stock with respect to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up; and

(4)	effectively junior to all our existing and future indebtedness (including indebtedness convertible into our common stock or preferred stock) and to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing or future subsidiaries.

Dividends

We will pay cumulative cash dividends on the Series A Preferred Stock, when and as declared by the Board of Directors, at the rate of      % of the $25,000.00 liquidation preference per share (equivalent to $25.00 per depositary share) per year (equivalent to $       per share per year or $      per depositary share per year).

Dividends will be payable quarterly in arrears, on or about the 15th day of January, April, July and October, beginning on or about October 15, 2021; provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the immediately preceding or next succeeding business day, and if paid on the next succeeding business day, no interest, additional dividends or other sums will accumulate on the amounts so payable for the period from and after that dividend payment date to the next succeeding business day. Dividends will accumulate and be cumulative from, and including, the date of original issuance, which is expected to be July       , 2021. The first dividend, which is scheduled to be paid on or about October 15, 2021 in the amount of $        per share of Series A Preferred Stock (equivalent to $        per depositary share, will be for more than a full quarter and will cover the period from, and including, the first date we issue and sell the depositary shares through, but not including, October 15, 2021. Dividends on the Series A Preferred Stock underlying the depositary shares will continue to accumulate whether or not (i) any of our agreements prohibit the current payment of dividends, (ii) we have earnings or funds legally available to pay the dividends, or (iii) our Board of Directors does not declare the payment of the dividends.

Liquidation Preference	The liquidation preference of each share of Series A Preferred Stock is $25,000.00 per share (equivalent to $25.00 per depositary share). Upon liquidation, the holders of the Series A Preferred Stock will be entitled to receive the liquidation preference with respect to their shares of Series A Preferred Stock plus an amount equal to accumulated but unpaid dividends with respect to such shares. For the avoidance of doubt the Series 1 Preferred Stock shall be senior in liquidation preference to the Series A Preferred Stock.

Optional Redemption

We may not redeem the Series A Preferred Stock represented by the depositary shares prior to July , 2026, the fifth anniversary of July        , 2021, except as described below under “Special Optional Redemption.” At any time on or after July    , 2026, we may, at our option, redeem the Series A Preferred Stock, in whole or from time to time in part, by paying $25,000.00 per share (equivalent to $25.00 per depositary share), plus any accumulated and unpaid dividends to, but not including, the date of redemption. This feature is referred to as an “optional redemption.”

On or after the date fixed for redemption of shares of Series A Preferred Stock, each holder of depositary shares representing interests in the Series A Preferred Stock to be redeemed must present and surrender the depositary receipts evidencing the depositary shares to the depositary at the place designated in the notice of redemption. The redemption price payable to such holder of depositary shares will then be paid to or on the order of the person whose name appears on such depositary receipts as the owner thereof.

Special Optional Redemption

Upon the occurrence of a Delisting Event (as defined below), we may, at our option, redeem the Series A Preferred Stock represented by the depositary shares, in whole or in part, within 90 days after the first date on which such Delisting Event occurred, for cash, at a redemption price of $25,000.00 per share (equivalent to $25.00 per depositary share), plus any accrued and unpaid dividends to, but not including, the date of redemption, and the depositary will redeem a proportional number of depositary shares representing the shares redeemed.

A “Delisting Event” occurs when, after the original issuance of Series A Preferred Stock, both (i) the shares of Series A Preferred Stock (or the depositary shares) are no longer listed on the New York Stock Exchange (the “NYSE”), the NYSE American LLC (“NYSE AMER”) or the Nasdaq Stock Market LLC (“NASDAQ”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE AMER or NASDAQ, and (ii) we are not subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but any shares of the Series A Preferred Stock are still outstanding.

Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series A Preferred Stock represented by the depositary shares, in whole or in part within 120 days after the first date on which such Change of Control occurred, for cash, at a redemption price of $25,000.00 per share (equivalent to $25.00 per depositary share), plus any accrued and unpaid dividends to, but not including, the date of redemption, and the depositary will redeem a proportional number of depositary shares representing the shares redeemed.

A “Change of Control” occurs when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:

●	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of any class or series of capital stock of the company entitling that person to exercise more than 50% of the total voting power of all shares of the company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

●	following the closing of any transaction referred to in the bullet point above, neither we nor any acquiring or surviving entity (or if, in connection with such transaction shares of common stock are converted into or exchanged for (in whole or in part) common equity securities of another entity), has a class of common securities (or depositary receipts representing such securities) listed on the NYSE, the NYSE AMER or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE AMER or NASDAQ.

Conversion Rights

We refer to a redemption following a Delisting Event or Change of Control as a “special optional redemption.” If, prior to the Delisting Event Conversion Date or the Change of Control Conversion Date, as applicable, we have provided or provides notice of exercise of any of our redemption rights relating to the Series A Preferred Stock (whether our optional redemption right or our special optional redemption right), the holders of depositary shares representing interests in the Series A Preferred Stock  will not have the conversion right described below.

Upon the occurrence of a Delisting Event or a Change of Control, as applicable, each holder of depositary shares representing interests in the Series A Preferred Stock will have the right (unless, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem the Series A Preferred Stock) to convert some or all of the Series A Preferred Stock represented by the depositary shares held by such holder on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, into a number of shares of common stock (or equivalent value of alternative consideration) per depositary share equal to the lesser of:

●	the quotient obtained by dividing (1) the sum of the $25.00 per depositary share liquidation preference plus the amount of any accumulated and unpaid dividends to, but not including, the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable (unless the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (2) the Common Stock Price (as defined in herein); and

●	(i.e., the Share Cap), subject to certain adjustments;

and subject, in each case, to the certain conditions, including, under specified circumstances, an aggregate cap on the total number of shares of common stock issuable upon conversion and to provisions for the receipt of alternative consideration.

If, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide a redemption notice, whether pursuant to our special optional redemption right or our optional redemption right, holders of depositary shares representing interests in the Series A Preferred Stock will not have any right to convert the underlying Series A Preferred Stock, and any Series A Preferred Stock subsequently selected for redemption that has been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable.

Except as provided above in connection with a Delisting Event or Change of Control, shares of the Series A Preferred Stock are not convertible into or exchangeable for any other securities or property. Because each depositary share represents a 1/1000th interest in a share of the Series A Preferred Stock, the number of shares of common stock ultimately received for each depositary share will be equal to the number of shares of common stock received upon conversion of each share of Series A Preferred Stock divided by 1,000. In the event that the conversion would result in the issuance of fractional shares of common stock, we will pay the holder of depositary shares cash in lieu of such fractional shares.

Segregated dividend payment account	We will establish a segregated account that will be funded at closing with proceeds sufficient to pre-fund eight quarterly dividend payments for the shares of Series A Preferred Stock represented by the depositary shares sold in this offering. The segregated account may only be used to pay, when legally permitted, dividends on the Series A Preferred Stock represented by the depositary shares sold in this offering, and may not be used for other corporate purposes.

No maturity, sinking fund or mandatory redemption	The Series A Preferred Stock represented by the depositary shares does not have any stated maturity date and is not subject to mandatory redemption at the option of the holder or any sinking fund. We are not required to set aside funds to redeem the Series A Preferred Stock. Accordingly, the Series A Preferred Stock represented by the depositary shares will remain outstanding indefinitely unless we decide to redeem them pursuant to our optional redemption or special optional redemption rights, or they are converted in connection with a Delisting Event or Change of Control.

Limited voting rights	Holders of depositary shares representing interests in the Series A Preferred Stock generally will have no voting rights. However, if we do not pay dividends on any outstanding shares of Series A Preferred Stock for six or more quarterly dividend periods (whether or not declared or consecutive), holders of the Series A Preferred Stock (voting separately as a class with all other outstanding series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional directors to the Board of Directors to serve until all unpaid dividends have been fully paid or declared and set apart for payment. In addition, certain material and adverse changes to the terms of the Series A Preferred Stock cannot be made without the affirmative vote of holders of at least 66 2/3% of the outstanding shares of Series A Preferred Stock, voting as a separate class. See “Description of Series A Preferred Stock and Depositary Shares – Limited Voting Rights” beginning on page S-27 of this prospectus supplement.

Use of proceeds	We currently intend to use the net proceeds from this offering together with the BRS Credit Agreement to (i) repay the new lender under the Senior Secured Credit Agreement, which is an affiliate of BRS, all outstanding principal and interest outstanding under the Senior Secured Credit Agreement in full satisfaction of our obligations under the Senior Secured Credit Agreement, (ii) fund the segregated dividend account and (iii) pay transaction related expenses. Any remaining net proceeds may be used for working capital needs and for other general corporate purposes.

Risk factors	An investment in the depositary shares underlying our shares of Series A Preferred Stock involves risks. You should carefully consider the discussion of risks in “Risk Factors” beginning on page S-10 of this prospectus supplement and the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision.

Material federal income tax considerations	Material federal income tax considerations of purchasing, owning and disposing of the depositary shares representing interests in the Series A Preferred Stock are summarized in “Material U.S. Federal Income Tax Considerations” beginning on page S-30 of this prospectus supplement.

Listing	No current market exists for the depositary shares. We have applied to list the depositary shares on Nasdaq under the symbol “CDZIA.” If the application is approved, we expect trading on Nasdaq will commence within 30 days after the initial delivery of the depositary shares to the underwriters. We cannot assure you that our listing application will be approved within 30 days or at all.

Form	The depositary shares will be issued and maintained in book-entry form registered in the name of the nominee of The Depository Trust Company, except under limited circumstances.

Depositary	Continental Stock Transfer & Trust Company
Conflicts of Interest

An affiliate of B. Riley Securities, Inc. (“BRS”) has entered into an assignment and assumption agreement whereby such affiliate of BRS has purchased from Apollo all of Apollo’s rights, interests and obligations under the Senior Secured Credit Agreement, subject to payment by BRS’s affiliate to Apollo of approximately $77.5 million on the expected settlement date of July 2, 2021. BRS will act as an underwriter in connection with this offering.  BRS has committed, prior to the commencement of this offering, to underwrite up to $50.0 million in this offering, subject to certain terms and conditions.

We will use a portion of the net proceeds of this offering to repay our debt under the Senior Secured Credit Agreement as described under “Use of Proceeds” in this prospectus supplement.  Therefore, BRS has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. Accordingly, this offering will be made in compliance with the applicable provisions of FINRA Rule 5121(a)(2), which requires that a “qualified independent underwriter” as defined in FINRA Rule 5121(f)(5), participate in the preparation of the registration statement and prospectus and exercise its usual standards for due diligence in respect thereto. Boenning & Scattergood, Inc. (“Boenning”) has agreed to act as the qualified independent underwriter for this offering and has agreed in so acting to undertake the legal responsibilities and liabilities of an underwriter under the Securities Act, specifically including those inherent in Section 11 thereof. QIU will not receive a fee for acting as the qualified independent underwriter for this offering. BRS will not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder.

Term Loan Agreement

We and our wholly-owned subsidiary, Cadiz Real Estate LLC (collectively, the “Borrowers”), currently expect to enter into concurrently with the closing of this offering, scheduled for July 2, 2021 a new senior secured credit agreement with the lenders party thereto from time to time (the “Lenders”) and B. Riley Securities, Inc. as administrative agent for the Lenders (the “BRS Credit Agreement”), pursuant to which the Lenders will make secured term loans to the Borrowers in an aggregate original principal amount of $50 million (the “Loans”). The BRS Credit Agreement will mature on July 2, 2024, unless the maturity is accelerated subject to the terms of the BRS Credit Agreement. Interest will be paid quarterly beginning on September 30, 2021 at a rate of seven percent per annum.  The obligations under the BRS Credit Agreement will be secured by substantially all of the Borrowers’ assets on a first-priority basis, except as otherwise provided in the BRS Credit Agreement, and by certain land owned by Octagon Partners, LLC, an affiliate of each of the Borrowers. In connection with any repayment or prepayment of the Loans, the Borrowers will be required to pay a repayment fee equal to the principal amount being repaid or prepaid, multiplied by (i) 0.0%, if made prior to the six-month anniversary of the closing of the Loans, (ii) 2.0%, if made on or after the six-month anniversary of the closing of the Loans and prior to the eighteen-month anniversary of the closing of the Loans, (iii) 4.0%, if made on or after the eighteen-month anniversary of the closing of the Loans and prior to the thirty-month anniversary of the closing of the Loans, and (iii) 6.0%, if made at any time after the thirty-month anniversary of the closing of the Loans. At any time, the Borrowers will be permitted to prepay the principal of the Loans, in whole or in part, which prepayment must be accompanied by any accrued interest on such principal amount plus the applicable repayment fee described above.

In the event of certain asset sales or the incurrence of indebtedness, under certain circumstances as described in the BRS Credit Agreement, the Borrowers will be required to use a portion of the proceeds to prepay amounts under the Loans. In the event of an issuance of depositary shares by Cadiz following the completion of this offering, the Borrowers will be required to, within five business days after the receipt of the net cash proceeds, apply (i) 25%, in the case of an issuance within six months of the closing of the Loans, (ii) 50%, in the case of any issuance immediately following the six months anniversary of the closing of the Loans and up to and including the one year anniversary of the closing of the Loans and (iii) 75%, in the case of any issuance anytime thereafter, of the net cash proceeds to prepay amounts due under the Loans (including the applicable repayment fee described above).

The BRS Credit Agreement will include customary affirmative and negative covenants binding on the Borrowers, including delivery of financial statements and other reports. The negative covenants will limit the ability of the Borrowers to, among other things, incur debt, incur liens, make investments, sell assets, pay dividends and enter into transactions with affiliates. In addition, the BRS Credit Agreement includes customary events of default and remedies.

While any amount remains outstanding under the Loans, the Lenders will have the right to convert the outstanding principal, plus unpaid interest, on the Loans into depositary shares at the per share exchange price of $25.00, as follows:

●	on or before the 12-month anniversary of the closing of the Loans, up to 25% of the outstanding principal and unpaid interest on the Loans may be exchanged into depositary shares of Series A Preferred Stock;

●	at any time after the 12-month anniversary of the closing of the Loans, and on or before the 18-month anniversary of the closing of the Loans, up to 50% of the principal and unpaid interest on the Loans may be exchanged into depositary shares of Series A Preferred Stock;

●	at any time after the 18-month anniversary of the closing of the Loans, and on or before the 24-month anniversary of the closing of the Loans, up to 75% of the principal and unpaid interest on the Loans may be exchanged into depositary shares of Series A Preferred Stock; and

●	at any time after the 24-month anniversary of the closing of the Loans, up to 100% of the principal and unpaid interest on the Loans may be exchanged for depositary shares of Series A Preferred Stock.

In connection with the BRS Credit Agreement, Cadiz will issue to the Lenders (or their respective nominees or designees) under the BRS Credit Agreement two warrants (each a “Warrant” and collectively, the “Warrants”), each granting an option to purchase 500,000 shares of our common stock. The first Warrant will have an exercise price of $120% of the closing sales price of our common stock on the issuance date (subject to certain adjustments described in the Warrant), and have a term of three years. The second Warrant will have an exercise price of $150% of the closing sales price on issuance date (subject to certain adjustments described in the Warrant). The Warrants will be exercisable from 180 days after the date of its issuance until three years after the date of its issuance. However, the second Warrant will not become exercisable, and will instead terminate if all amounts due under the Loans are paid in full within such the 180-day period after the date of its issuance

We currently intend to use the net proceeds from this offering together with the proceeds from the BRS Credit Agreement (a) to repay our outstanding obligations under the Senior Secured Credit Agreement, (b) deposit approximately $     million into a segregated account, representing an amount sufficient to pre-fund eight quarterly dividend payments on the Series A Preferred Stock underlying the depositary shares (assuming no exercise of the underwriters’ option to purchase additional shares), (c) to pay transaction related expenses and (d) to use any remaining proceeds for working capital needs and for general corporate purposes.

RISK FACTORS

Our business is subject to significant risks. Before you invest in our securities you should carefully consider, among other matters, the risks and uncertainties described below, as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and accompanying notes and the information under the heading “Risk Factors” in our most recent annual report on Form 10-K and quarterly report on Form 10-Q as updated by our subsequent filings under the Exchange Act. See “Information Incorporated by Reference.” If any of the risks and uncertainties described in this prospectus supplement or the accompanying prospectus or the documents incorporated by reference herein actually occur, our business, financial condition, or results of operations could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business, financial condition and operations.

Risks Relating to Ownership of the Depositary Shares

We may not have sufficient cash from our operations to enable us to pay dividends on our Series A Preferred Stock following the payment of expenses.

Although dividends on the Series A Preferred Stock will be cumulative, our board of directors must approve the actual payment of the dividends. We will pay quarterly dividends on our Series A Preferred Stock from funds legally available for such purpose when, as and if declared by our board of directors or any authorized committee thereof. Our board of directors can elect at any time or from time to time, and for an indefinite duration, not to pay any or all accumulated dividends. Our board of directors could do so for any reason. We may not have sufficient cash available each quarter to pay dividends. The amount of dividends we can pay depends upon the amount of cash we generate from and use in our operations, which may fluctuate significantly based on, among other things:

●	the level of our revenues and our results of operations;
●	prevailing economic and political conditions;
●	the effect of governmental regulations on the conduct of our business;
●	our ability to service and refinance our current and future indebtedness;
●	our ability to raise additional funds through future offerings of securities to satisfy our capital needs; and
●	our ability to draw on our existing credit facilities and the ability of our lenders to perform their obligations under their agreements with us.

In addition, if payment of dividends on the Series A Preferred Stock for any dividend period would cause us to fail to comply with any applicable law, including the requirement under the Delaware General Corporation Law that dividends be paid out of surplus or net profits, we will not declare or pay a dividend for such dividend period. Our ability to pay dividends on the Series A Preferred Stock may also be restricted or prohibited by the terms of any senior equity securities or indebtedness. The instruments governing the terms or future financings or refinancing of any borrowings may contain covenants that restrict our ability to pay dividends on the Series A Preferred Stock. The Series A Preferred Stock places limited restrictions on our ability to incur indebtedness with such restrictive covenants. In the event that the payment of a dividend on the Series A Preferred Stock would cause us to fail to comply with any applicable law or would be restricted or prohibited by the terms of any senior equity securities or indebtedness, holders of the Series A Preferred Stock will not be entitled to receive any dividend for that dividend period, and the unpaid dividend will cease to accrue or be payable.

There is no established market for the depositary shares and the market value of the depositary shares could be substantially affected by various factors.

The depositary shares are a new issue of securities with no established trading market. We have applied to list the depositary shares on Nasdaq. Our listing application may not be approved by the Nasdaq. Further, even if approved for listing by the Nasdaq, an active trading market on Nasdaq for the depositary shares may not develop or last, in which case the trading price of the depositary shares could be adversely affected. If an active trading market does develop on Nasdaq, the depositary shares may trade at prices higher or lower than their initial offering price.

The trading price of the depositary shares would also depend on many factors, including:

●	prevailing interest rates;

●	the market for similar securities;

●	general economic and financial market conditions;

●	our financial condition, results of operations and prospects; and

●	the matters discussed in this prospectus supplement under the captions “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” and in our Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

We have been advised by some of the underwriters that they intend to make a market in the depositary shares, but they are not obligated to do so and may discontinue market-making at any time without notice.

The shares of Series A Preferred Stock represented by the depositary shares are subject to our rights of redemption.

On and after July        , 2026, the fifth anniversary of July         , 2021, the shares of Series A Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $25,000.00 per share ($25.00 per depositary share), plus any accrued and unpaid dividends.

The Series A Preferred Stock represented by the depositary shares rank junior to all of our indebtedness and other liabilities and the Series 1 Preferred Stock and are effectively junior to all indebtedness, other liabilities of our subsidiaries upon our liquidation, dissolution or winding up.

In the event of a bankruptcy, liquidation, dissolution or winding-up of our affairs, our assets will be available to pay obligations on the Series A Preferred Stock only after all of our indebtedness and other liabilities have been paid. The rights of holders of the Series A Preferred Stock to participate in the distribution of our assets will rank junior to the prior claims of our current and future creditors, including the Lenders under the BRS Credit Agreement, our Series 1 Preferred Stock and any future series or class of preferred stock we may issue that ranks senior to the Series A Preferred Stock. In addition, the Series A Preferred Stock effectively ranks junior to all existing and future indebtedness and other liabilities of (as well as any preferred equity interests held by others in) of our existing subsidiaries and any future subsidiaries. Our existing subsidiaries are and any future subsidiaries would be separate legal entities and have no legal obligation to pay any amounts to us in respect of dividends due on the Series A Preferred Stock. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets to pay amounts due on any or all of the Series A Preferred Stock then outstanding. We and our subsidiaries have incurred and may in the future incur substantial amounts of debt and other obligations that will rank senior to the Series A Preferred Stock. We may incur additional indebtedness and become more highly leveraged in the future, which could harm our financial position and potentially limit our cash available to pay dividends. As a result, we may not have sufficient funds remaining to satisfy our dividend obligations relating to our Series A Preferred Stock if we incur additional indebtedness.

We will establish a segregated account that will be funded at closing with proceeds sufficient to pre-fund eight quarterly dividend payments on the shares of Series A Preferred Stock represented by the depositary shares issued in this offering although the payment of such amounts on deposit to holders of the depositary shares is subject to compliance with applicable laws and with the foregoing limitations. Additionally, once the funds in the segregated account are exhausted, there can be no assurance that we will have sufficient cash flow from operations to continue such dividend payments. In addition, the amounts on deposit are also assets of our consolidated entity and while we have agreed not to use such amount for any corporate purposes other than payments of dividends on the Series A Preferred Stock underlying the depositary shares, such assets in such account will nonetheless be available to our creditors generally in the event holders of our indebtedness or other obligations arising in the ordinary course of business seek to pursue remedies under bankruptcy or insolvency laws or otherwise. In addition, our Board of Directors may determine that the use of such amount on deposit for other corporate purposes is required pursuant to the exercise of their fiduciary duties to our common stockholders. You should be aware that the pre-funded dividends may not be available to make such payments in the amounts and at the times required under the terms of this offering of depositary shares.

Future offerings of debt or senior equity securities may adversely affect the market price of the depositary shares. If we decide to issue debt or senior equity securities in the future, it is possible that these securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Series A Preferred Stock and may result in dilution to holders of the depositary shares. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus holders of the depositary shares will bear the risk of our future offerings reducing the market price of the depositary shares and diluting the value of their holdings in us.

We may issue additional shares of the Series A Preferred Stock and additional series of preferred stock that rank on a parity with the Series A Preferred Stock as to dividend rights, rights upon liquidation or voting rights and additional depositary shares.

We are allowed to issue additional shares of Series A Preferred Stock and additional series of preferred stock that would rank on a parity with the Series A Preferred Stock as to dividend payments and rights upon our liquidation, dissolution or winding up of our affairs pursuant to our certificate of incorporation and the certificate of designation for the Series A Preferred Stock without any vote of the holders of the Series A Preferred Stock. In the event we issue additional shares of Series A Preferred Stock, we will cause a corresponding number of additional depositary shares to be issued. Our certificate of incorporation authorizes us to issue up to 100,000 shares of preferred stock in one or more series on terms determined by our Board of Directors. Prior to this offering, we had 6,281 outstanding shares of preferred stock. However, the use of depositary shares enables us to issue significant amounts of depositary shares representing interests in our preferred stock, notwithstanding the number of shares of preferred stock authorized by our certificate of incorporation. The issuance of additional shares of Series A Preferred Stock, additional series of parity preferred stock and additional depositary shares could have the effect of reducing the amounts available to the holders of depositary shares representing interests in the Series A Preferred Stock issued in this offering upon our liquidation or dissolution or the winding up of our affairs. It also may reduce dividend payments on the Series A Preferred Stock represented by the depositary shares issued in this offering if we do not have sufficient funds to pay dividends on all Series A Preferred Stock outstanding and other classes of stock with equal priority with respect to dividends.

In addition, although holders of the depositary shares representing interests in the Series A Preferred Stock are entitled to limited voting rights, as described in “Description of Series A Preferred Stock and the Depositary Shares—Voting Rights,” with respect to such matters, the holders of the depositary shares will vote separately as a class along with all other outstanding series of our preferred stock that we may issue upon which like voting rights have been conferred and are exercisable. As a result, the voting rights of holders of the depositary shares may be significantly diluted, and the holders of such other series of preferred stock that we may issue may be able to control or significantly influence the outcome of any vote.

Future issuances and sales of parity preferred stock, or the perception that such issuances and sales could occur, may cause prevailing market prices for the depositary shares and our common stock to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us. Such issuances may also reduce or eliminate our ability to pay dividends on our Series A Preferred Stock or common stock.

As a holder of depositary shares representing interests in the Series A Preferred Stock, you will have extremely limited voting rights.

Your voting rights as a holder of depositary shares will be limited. Our common stock is the only class of our securities that carries full voting rights. Voting rights for holders of depositary shares will exist primarily with respect to the ability to elect (together with the holders of other outstanding series of our preferred stock, or additional series of preferred stock we may issue in the future and upon which similar voting rights have been or are in the future conferred and are exercisable) two additional directors to our Board of Directors in the event that six quarterly dividends (whether or not declared or consecutive) payable on the Series A Preferred Stock are in arrears, and with respect to voting on amendments to our certificate of incorporation or certificate of designation for the Series A Preferred Stock (in some cases voting together with the holders of other outstanding series of our preferred stock as a single class) that materially and adversely affect the rights of the holders of depositary shares representing interests in the Series A Preferred Stock (and other series of preferred stock, as applicable) or create additional classes or series of our stock that are senior to the Series A Preferred Stock, provided that in any event adequate provision of funds sufficient for redemption has not been made. Other than the limited circumstances described in this prospectus supplement, holders of depositary shares will not have any voting rights. See “Description of Series A Preferred Stock and the Depositary Shares—Limited Voting Rights.”

Neither the depositary shares nor the Series A Preferred Stock have been rated.

Neither the depositary shares nor the Series A Preferred Stock represented by the depositary shares have been rated and they may never be rated. It is possible, however, that one or more rating agencies might independently decide to assign a rating to the depositary shares or the Series A Preferred Stock or that we may elect to obtain a rating of the depositary shares or the Series A Preferred Stock in the future. Furthermore, we may elect to issue other securities for which we may seek to obtain a rating. If any ratings are assigned to the depositary shares or the Series A Preferred Stock in the future or if we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for, or the market value of, the depositary shares.

Ratings reflect the views of the issuing rating agency or agencies, and such ratings could at any time be revised downward, placed on negative outlook or withdrawn entirely at the discretion of the issuing rating agency or agencies. Furthermore, a rating is not a recommendation to purchase, sell or hold any particular security, including the depositary shares. Ratings do not reflect market prices or the suitability of a security for a particular investor, and any future rating of the depositary shares or the Series A Preferred Stock may not reflect all risks related to us and our business, or the structure or market value of the depositary shares.

The conversion feature may not adequately compensate you, and the conversion and redemption features of the Series A Preferred Stock represented by the depositary shares may make it more difficult for a party to take over our company and may discourage a party from taking over our company.

Upon the occurrence of a Delisting Event or Change of Control, holders of the depositary shares representing interests in the Series A Preferred Stock will have the right (unless, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem the Series A Preferred Stock) to direct the depositary to convert some or all of the Series A Preferred Stock represented by their depositary shares into our common stock (or equivalent value of alternative consideration), and under these circumstances we will also have a special optional redemption right to redeem the Series A Preferred Stock. See “Description of Series A Preferred Stock and the Depositary Shares—Conversion Rights” and “—Special Optional Redemption.” Upon such a conversion, the holders will be limited to a maximum number of shares of our common stock equal to the Share Cap (as defined herein) multiplied by the number of depositary shares converted. If the Common Stock Price (as defined herein) is less than $        (which is approximately       % of the closing sale price per share of our common stock on       , 2021), subject to adjustment, the holders will receive a maximum of       shares of our common stock per depositary share, which may result in a holder receiving value that is less than the liquidation preference of the depositary shares. In addition, those features under the terms of the Series A Preferred Stock may have the effect of inhibiting a third party from making an acquisition proposal for our company or of delaying, deferring or preventing a change of control of our company under circumstances that otherwise could provide the holders of our common stock and depositary shares representing interests in the Series A Preferred Stock with the opportunity to realize a premium over the then-current market price or that stockholders may otherwise believe is in their best interests.

The market price of the depositary shares could be substantially affected by various factors.

The market price of the depositary shares will depend on many factors, which may change from time to time, including, without limitation:

●	prevailing interest rates, increases in which may have an adverse effect on the market price of the depositary shares;

●	the annual yield from distributions on the depositary shares as compared to yields on other financial instruments;

●	actual or anticipated variations in our operating results from quarter to quarter;

●	actual or anticipated variations in our operating results from the expectations of securities analysts and investors;

●	actual or anticipated variations in our operating results from those of our competitors;

●	sales of equity or other securities by us or our stockholders in the future;

●	changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors;

●	departures of key executives or directors;

●	resignation of our auditors;

●	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, financing efforts or capital commitments;

●	involvement in litigation or governmental investigations or enforcement activity;

●	stock price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

●	general economic and stock market conditions;

●	regulatory or political developments;

●	global pandemics, including the recent COVID-19 pandemic; and

●	terrorist attacks or natural disasters.

As a result of these and other factors, investors who purchase the depositary shares in this offering may experience a decrease, which could be substantial and rapid, in the market price of the depositary shares, including decreases unrelated to our operating performance or prospects.

Furthermore, the capital markets have in the past experienced and may experience in the future extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions such as recessions, interest rate changes, or international currency fluctuations may negatively impact the market price of the depositary shares. If the market price of the depositary shares does not exceed the price at which the holders acquired their shares, such holders may not realize a full return on their investment. In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class-action litigation. We may in the future be the target of this type of litigation.

We have broad discretion in the use of the net proceeds of this offering and may not use them effectively.

We currently intend to use the net proceeds from this offering together with borrowings from the BRS Credit Agreement to (i) repay principal and interest outstanding under the Senior Secured Credit Agreement, (ii) to fund the segregated dividend account and (iii) pay transaction related expenses. Any remaining net proceeds may be used for working capital needs, and for other general corporate purposes.. However, our management will have discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common stock and the depositary shares to decline.

Holders of depositary shares may be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.”

Dividends paid to corporate U.S. Holders (as defined below in the “Material U.S. Federal Income Tax Considerations” section) on the depositary shares may be eligible for the dividends-received deduction, and dividends paid to non-corporate U.S. Holders on the depositary shares may be subject to tax at the preferential tax rates applicable to “qualified dividend income,” if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. We may not have sufficient current or accumulated earnings and profits during future fiscal years for the dividends on the depositary shares to qualify as dividends for U.S. federal income tax purposes. If any dividends on the depositary shares with respect to any fiscal year fail to be treated as dividends for U.S. federal income tax purposes, corporate U.S. Holders would be unable to use the dividends-received deduction and non-corporate U.S. Holders may not be eligible for the preferential tax rates applicable to “qualified dividend income” and generally would be required to reduce their tax basis in the depositary shares by the extent to which the distribution is not treated as a dividend. See the “Material U.S. Federal Income Tax Consequences” section for additional information.

You may be subject to tax if we make or fail to make certain adjustments to the Conversion Rate of the Series A Preferred Stock (and depositary shares) even though you do not receive a corresponding cash dividend on the depositary shares.

The Conversion Rate (as defined in “Description of Series A Preferred Stock and Depositary Shares—Conversion Rights”) for the Series A Preferred Stock (and depositary shares) is subject to adjustment in certain circumstances. A failure to adjust (or to adjust adequately) the Conversion Rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If you are a Non-U.S. Holder (as defined in “Material U.S. Federal Income Tax Considerations”), any deemed dividend may be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be set off against subsequent payments on the depositary shares. In April 2016, the Internal Revenue Service issued proposed income tax regulations in regard to the taxability of changes in conversion rights that will apply to the Series A Preferred Stock and depositary shares when published in final form and may be applied to us before final publication in certain instances. See “Material U.S. Federal Income Tax Considerations.”

USE OF PROCEEDS

The net proceeds from the sale of the depositary shares in this offering, after deducting the underwriting discount, the structuring fee and other estimated expenses of this offering payable by us, are estimated to be approximately $                million (approximately $                million if the underwriters’ option to purchase up to 300,000 additional shares of depositary shares is exercised in full).

We currently intend to use the net proceeds from this offering together with the proceeds from the BRS Credit Agreement (a) to repay all our outstanding obligations under the Senior Secured Credit Agreement, in the amount of approximately $77.5 million, (b) deposit approximately $            million into a segregated account, representing an amount sufficient to pre-fund eight quarterly dividend payments on the Series A Preferred Stock underlying the depositary shares (assuming no exercise of the underwriters’ option to purchase additional shares), (c) to pay transaction related expenses and (d) to use any remaining proceeds for working capital needs and for general corporate purposes.

Interest has accrued under the Senior Secured Credit Agreement at a weighted average rate of 9.50% per annum. The Senior Secured Credit Agreement has a maturity date of May 25, 2022.

The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and our management will have significant flexibility in applying the net proceeds of this offering.

CAPITALIZATION

The following table sets forth our cash and capitalization as of March 31, 2021:

●	on an actual basis;

●	on an as-adjusted basis to give effect to (a) the sale of 1,219,512 shares of our common stock on June 7, 2021, and (b) the issuance of 115,956 shares since March 31, 2021 pursuant to the At Market Issuance Sales Agreement between Cadiz and the Placement Agent dated July 31, 2020 resulting in the receipt of approximately $15.4 million in net proceeds, after deducting placement agent fees and offering expenses; and

●	on an as further adjusted basis to give effect to (i) the sale of 2,000,000 depositary shares by us in this offering (assuming no exercise of the underwriters’ option to purchase additional depositary shares) at the public offering price of $ per depositary share and after deducting the underwriting discount, the structuring fee and estimated offering expenses payable by us, (ii) our receipt of loan proceeds from the BRS Credit Agreement and repayment of all our indebtedness under the Senior Secured Credit Agreement, and (iii) the issuance of 299,219 shares of common stock in connection with the full satisfaction of our obligations under the Senior Secured Credit Agreement.

	As of March 31, 2021
(in thousands except share count data)	Actual	As Adjusted	As Further Adjusted
Cash:
Cash and cash equivalents	$18,671	$34,071
Restricted cash (1)	-	-
Total Cash (2)	$18,671	$34,071
Long-term debt
Senior Secured Credit Agreement	$80,654	$80,654
BRS Credit Agreement	-	-
Debt discount and issuance costs, net	(1,825)	(1,825)
Other long-term debt	139	139
Total long-term debt	78,968	78,968
Stockholders’ deficit:
Preferred stock - $.01 par value; 100,000 shares authorized:
Series 1 Preferred Stock - 7,531 shares issued and outstanding	1	1
Series A Preferred Stock, $25,000 liquidation preference per share, no shares issued and outstanding (actual and as adjusted); 2,000 shares issued and outstanding (as further adjusted)	-	-
Common stock - $.01 par value; 70,000,000 shares authorized: shares issued and outstanding – 38,342,952 (actual); 39,678,420 (as adjusted); and as further adjusted)	382	395
Additional paid-in capital	531,923	547,310
Accumulated deficit (3)	(545,358)	(545,358)
Total stockholders’ deficit	(13,052)	2,348
Total capitalization	$65,916	$81,316

(1)	Consists of cash to pre-fund eight quarterly dividend payments on the Series A Preferred Stock.
(2)	$19.0 million of cash will be used to complete the final payment of the Northern Pipeline.
(3)	Increase in accumulated deficit based on repayment of the Senior Secured Credit Agreement.

The number of shares of our common stock issued and outstanding actual and as adjusted in the table above excludes, as of March 31, 2021:

●	15,000 shares of our common stock issuable pursuant to unexercised and outstanding options to purchase shares issued under our 2009 Equity Incentive Plan;

●	875,000 shares of our common stock issuable pursuant to unvested and outstanding restricted stock units to purchase shares issued under our 2019 Equity Incentive Plan;

●	97,982 shares of our common stock reserved for issuance and available for future grant or sale under our 2019 Equity Incentive Plan;

●	3,050,432 shares of our common stock issuable upon conversion of 7,531 outstanding shares of our Series 1 Preferred Stock, at a conversion rate of 405.05 shares of common stock per share of our Series 1 Preferred Stock (1,250 shares of which were converted in May 2021);

●	362,500 shares issued in May 2021 upon exercise of outstanding warrants;

●	64,356 shares issued to our senior secured lender as a fee for extending the maturity date under the applicable credit agreement to May 25, 2022;

●	6,812 shares issued to the certain Cadiz board members as part of their Board compensation;

●	1,000,000 shares issuable upon exercise of the Warrants; and

●	shares issuable upon the conversion of the Series A Preferred Stock upon a delisting event or a change of control.

You should read this table in conjunction with “Use of Proceeds” in this prospectus supplement, as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, including the related notes, incorporated by reference into this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the year ended December 31, 2020, and our subsequent Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, and incorporated by reference herein and therein.

DESCRIPTION OF SERIES A PREFERRED STOCK AND THE DEPOSITARY SHARES

The following is a summary of the material terms and provisions of the Series A Preferred Stock and the depositary shares representing interests in the Series A Preferred Stock. The statements below describing our Series A Preferred Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our certificate of incorporation, including the certificate of designation that sets forth the terms of the Series A Preferred Stock, and our bylaws, each of which is available from us as described in the “Where You Can Find More Information” section of this prospectus supplement and is incorporated by reference in this prospectus supplement. See also “Description of Depositary Shares” in the accompanying prospectus. This description of the particular terms of the Series A Preferred Stock and the depositary shares representing interests in the Series A Preferred Stock supplements the description of the general terms and provisions of our preferred stock set forth in the accompanying prospectus under “Description of Capital Stock—Preferred Stock” and under “Description of Depositary Shares.” For a description of the common stock into which the Series A Preferred Stock is convertible, see “Description of Capital Stock—Common Stock” in the accompanying prospectus.

General

Our current authorized capital stock consists of 70,000,000 shares of common stock, par value $0.01 per share, and 100,000 shares of preferred stock, par value $0.01 per share.

Shares of preferred stock and related depositary shares may be offered and sold from time to time, in one or more series, as authorized by our Board of Directors. Our Board of Directors is authorized to set for each series of preferred stock and related depositary shares the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption. The Series A Preferred Stock is being issued pursuant to the certificate of designation that sets forth the terms of a series of preferred stock consisting of up to 2,000 shares, designated % Series A Cumulative Perpetual Preferred Stock.

The registrar, transfer agent and dividends disbursing agent for the Series A Preferred Stock is Continental Stock Transfer & Trust Company.

Each depositary share sold in this offering represents a 1/1000th fractional interest in a share of Series A Preferred Stock. The Series A Preferred Stock represented by the depositary shares will be deposited with Continental Stock Transfer & Trust Company, as depositary, under a deposit agreement among us, the depositary and the holders from time to time of the depositary receipts issued by the depositary under the deposit agreement. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Subject to the terms of the deposit agreement, each record holder of depositary receipts evidencing depositary shares will be entitled, proportionately, to all the rights and preferences of, and subject to all of the limitations of, the interest in the Series A Preferred Stock underlying the depositary shares (including dividend, voting, redemption, conversion and liquidation rights and preferences). The shares of the Series A Preferred Stock represented by the depositary shares will be deposited under a deposit agreement between us and Continental Stock Transfer & Trust Company as depositary, and the holders from time to time of the depositary receipts evidencing the depositary shares. See “Description of Depositary Shares” of the accompanying prospectus.

Ranking

The Series A Preferred Stock represented by the depositary shares will, as to dividend rights and rights upon our liquidation, dissolution or winding-up, rank:

(1)	senior to all classes or series of our common stock and to each other class or series of capital stock issued by us other than any class or series of capital stock issued with terms specifically providing that such securities rank senior to or on a parity with the Series A Preferred Stock; provided, however, that the Series A Preferred Stock shall rank junior to the Series 1 Preferred Stock with respect to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up;

(2)

on a parity with each class or series of capital stock issued by us with terms specifically providing that such securities rank on a parity with the Series A Preferred Stock with respect to the declaration and payment of dividends and the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up;

(3)

junior to each class or series of capital stock issued by us with terms specifically providing that such securities rank senior to the Series A Preferred Stock with respect to the declaration and payment of dividends and the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up, none of which exists on the original effective date of the certificate of designation for the Series A Preferred Stock except the Series 1 Preferred Stock, which ranks junior to the Series A Preferred Stock with respect to the payment of dividends and senior to the Series A Preferred Stock with respect to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up; and

(4)	effectively junior to all our existing and future indebtedness (including indebtedness convertible into our common stock or preferred stock) and to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing or future subsidiaries.

Dividends

Holders of depositary shares representing interests in the Series A Preferred Stock will be entitled to receive, when and as declared by our Board of Directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of           % of the $25,000.00 liquidation preference per share of the Series A Preferred Stock (equivalent to a $25.00 liquidation preference per depositary share) per year, i.e., $                per year per share of the Series A Preferred Stock (equivalent to $        per year per depositary share). Dividends on the Series A Preferred Stock will accumulate and be cumulative from, and including, the date of original issue by us of the Series A Preferred Stock. Dividends will be payable quarterly in arrears on or about the 15th day of January, April, July and October, beginning on or about October 15, 2021; provided that if any dividend payment date is not a business day, as defined in the certificate of designation for the Series A Preferred Stock, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the immediately preceding or next succeeding business day, and if paid on the next succeeding business day, no interest, additional dividends or other sums will accumulate on the amounts so payable for the period from and after that dividend payment date to the next succeeding business day. Whenever we pay dividends on the Series A Preferred Stock held by the depositary, the depositary will pay dividends on the same date on the depositary shares. We refer to each such date as a Dividend Payment Date. The first dividend on the Series A Preferred Stock is scheduled to be paid on or about October 15, 2021, which will be for more than a full quarter and will cover the period from the first date we issue and sell depositary shares through, but not including, October 15, 2021.

Any dividend, including any dividend payable on the Series A Preferred Stock for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends are payable to holders of record of depositary shares as they appear in the depositary’s records at the close of business on the applicable record date, which will be the date that our Board of Directors designates for the payment of a dividend that is not more than 30 nor less than 10 days prior to the Dividend Payment Date, which we refer to as a Dividend Payment Record Date.

A segregated account will be funded at closing with proceeds sufficient to pre-fund eight quarterly dividend payments on the shares of Series A Preferred Stock represented by the depositary shares sold in this offering, although such funds may only be used for the payment of such dividends to the extent funds are legally available therefor. The segregated account may only be used to pay, when legally permitted, dividends on the Series A Preferred Stock represented by the depositary shares sold in this offering, and may not be used for other corporate purposes.

Our Board of Directors will not authorize, pay or set apart for payment by us any dividend on the Series A Preferred Stock at any time that:

●	the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, prohibits such authorization, payment or setting apart for payment;

●	the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, provides that such authorization, payment or setting apart for payment thereof would constitute a breach of, or a default under, such agreement; or

●	the law restricts or prohibits the authorization or payment.

Notwithstanding the foregoing, dividends on the Series A Preferred Stock will accumulate whether or not:

●	the terms and provisions of any of our agreements relating to our indebtedness prohibit such authorization, payment or setting apart for payment;

●	we have earnings;

●	there are funds legally available for the payment of the dividends; and

●	the dividends are authorized.

No interest, or sums in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A Preferred Stock, which may be in arrears, and holders of the Series A Preferred Stock will not be entitled to any dividends in excess of the full cumulative dividends described above. Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accumulated but unpaid dividends due with respect to those shares.

We will not pay or declare and set apart for payment any dividends or declare or make any distribution of cash or other property on common stock or other stock that ranks junior to or on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up or redeem or otherwise acquire common stock or other stock that ranks junior to or on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up (except (i) paying dividends on any shares of any class or series of capital stock issued by us in shares of common stock or in shares of any other class or series of capital stock issued by us ranking junior to the Series A Preferred Stock as to payment of dividends and the distribution of assets upon our voluntary or involuntary liquidation, dissolution and winding up, (ii) converting or exchanging any shares of any class or series of capital stock issued by us for common stock or other capital stock ranking junior to the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up, or (ii) purchasing or acquiring shares of Series A preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock (collectively, the “Exceptions”)), unless we also have either paid or declared and set apart for payment full cumulative dividends on the Series A Preferred Stock for all past dividend periods.

Notwithstanding the foregoing, if we do not either pay or declare and set apart for payment full cumulative dividends on the Series A Preferred Stock and all stock that ranks on parity with the Series A Preferred Stock with respect to dividends, the amount which we have declared will be allocated pro rata to the holders of Series A Preferred Stock and to each equally ranked class or series of stock, so that the amount declared for each share of Series A Preferred Stock and for each share of each equally ranked class or series of stock is proportionate to the accrued and unpaid dividends on those shares. Any dividend payment made on the Series A Preferred Stock will first be credited against the earliest accrued and unpaid dividend.

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of shares of Series A Preferred Stock are entitled to be paid out of our assets legally available for distribution to our shareholders a liquidation preference of $25,000.00 per share (equivalent to $25.00 per depositary share), plus an amount equal to any accumulated and unpaid dividends to the date of payment (whether or not declared), before any distribution or payment may be made to holders of shares of common stock or any other class or series of our equity stock ranking, as to liquidation rights, junior to the Series A Preferred Stock.

If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of each other class or series of capital stock ranking, as to liquidation rights, on a parity with the Series A Preferred Stock, then the holders of the Series A Preferred Stock and each such other class or series of capital stock ranking, as to liquidation rights, on a parity with the Series A Preferred Stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Holders of Series A Preferred Stock will be entitled to written notice of any liquidation no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock and the depositary shares representing interests in the Series A Preferred Stock will have no right or claim to any of our remaining assets.

Our consolidation, merger or conversion with or into any other entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all our property and assets (which shall not, in fact, result in our voluntary or involuntary liquidation, dissolution or winding up and the distribution of our assets to stockholders), shall not be deemed to constitute a voluntary or involuntary liquidation, dissolution or winding up of the Company.

Optional Redemption

The Series A Preferred Stock is not redeemable prior to July          , 2026, except under the circumstances described below. On and after July            , 2026, the fifth anniversary of July           , 2021, the shares of Series A Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $25,000.00 per share (equivalent to $25.00 per depositary share), plus any accrued and unpaid dividends.

If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed will be determined pro rata or by lot.

We shall give the depositary not less than 30 nor more than 60 days prior written notice of redemption of the deposited Series A Preferred Stock. A similar notice of redemption will be delivered by the depositary not less than 30 nor more than 60 days prior to the date fixed for redemption to each holder of record of depositary shares that is to be redeemed. The notice will notify the holder of the election to redeem the shares and will state at least the following:

●	the date fixed for redemption thereof, which we refer to as the Redemption Date;

●	the redemption price;

●	the number of shares of Series A Preferred Stock (and the corresponding number of depositary shares) to be redeemed (and, if fewer than all the shares are to be redeemed, the number of shares to be redeemed from such holder);

●	the place(s) where the depositary receipts evidencing the depositary shares are to be surrendered for payment; and

●	that dividends on the depositary shares will cease to accumulate on the date prior to the Redemption Date.

On or after the Redemption Date, each holder of depositary shares to be redeemed must present and surrender the depositary receipts evidencing the depositary shares to the depositary at the place designated in the notice of redemption. The redemption price of the depositary shares will then be paid to or on the order of the person whose name appears on such depositary receipts as the owner thereof. Each surrendered depositary receipt will be canceled. In the event that fewer than all the depositary receipts are to be redeemed, a new depositary receipt will be issued representing the unredeemed depositary shares.

From and after the Redemption Date (unless we default in payment of the redemption price):

●	all dividends on the Series A Preferred Stock represented by the depositary shares designated for redemption in the notice will cease to accumulate;

●	all rights of the holders of the depositary shares, except the right to receive the redemption price thereof (including all accumulated and unpaid dividends up to the date prior to the Redemption Date), will cease and terminate;

●	the depositary shares will not thereafter be transferred (except with our consent) on the depositary’s books; and

●	the depositary shares will not be deemed to be outstanding for any purpose whatsoever.

Subject to the Exceptions, unless full cumulative dividends on all shares of Series A Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed and we shall not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock (except by exchanging it for our capital stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of Series A Preferred Stock or any other class or series of capital stock issued by us ranking, as to payment of dividends or the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up, on parity with or junior to the Series A Preferred Stock pursuant to our certificate of incorporation or, the purchase or acquisition of the Series A Preferred Stock (or the related depositary shares) pursuant to a purchase or exchange offer made on the same or economically equivalent terms to holders of all outstanding shares of the Series A Preferred Stock (or the related depositary shares).

Special Optional Redemption

During any period of time that both (i) the Series A Preferred Stock (or the depositary shares) are no longer listed on Nasdaq, NYSE, or the NYSE AMER, or listed or quoted on an exchange or quotation system that is a successor to the Nasdaq, NYSE or the NYSE AMER, and (ii) we are not subject to the reporting requirements of the Exchange Act, but any shares of the Series A Preferred Stock are still outstanding (which we refer to collectively as a “Delisting Event”), we may, at our option, redeem the Series A Preferred Stock, in whole or in part and within 90 days after the date of the Delisting Event, by paying $25,000.00 per share (equivalent to $25.00 per depositary share), plus any accumulated and unpaid dividends to, but not including, the date of redemption.

In addition, upon the occurrence of a Change of Control (defined below), we may, at our option, redeem the Series A Preferred Stock, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25,000.00 per share (equivalent to $25.00 per depositary share), plus any accumulated and unpaid dividends to, but not including, the date of redemption (other than any dividend with a record date before the applicable redemption date and a payment date after the applicable redemption date, which will be paid on the payment date notwithstanding prior redemption of such shares). If, prior to the Delisting Event Conversion Date or Change of Control Conversion Date (each as defined below), as applicable, we have provided or provide notice of redemption with respect to the Series A Preferred Stock (whether pursuant to our optional redemption right described above or our special optional redemption), the holders of depositary shares representing interests in the Series A Preferred Stock will not be permitted to exercise the conversion right described below under “ —Conversion Rights” in respect of their shares called for redemption.

The depositary will deliver to you, if you are a record holder of the depositary shares representing interests in the Series A Preferred Stock, a notice of redemption, furnished by us, no fewer than 30 days nor more than 60 days before the redemption date. The depositary will send the notice to your address shown on the records of the depositary. No failure to give or defect in the notice shall affect the validity of the proceedings for the redemption of the Series A Preferred Stock represented by the depositary shares except as to a holder to whom notice was defective or not given. Each notice will state the following:

●	the redemption date;

●	the redemption price;

●	the number of shares of Series A Preferred Stock (and the corresponding number of depositary shares) to be redeemed;

●	the place(s) where the depositary receipts representing interests in the Series A Preferred Stock are to be surrendered for payment;

●	that the Series A Preferred Stock is being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Delisting Event or Change of Control, as applicable, and a brief description of the transaction or transactions or circumstances constituting such Delisting Event or Change of Control, as applicable;

●	that the holders of depositary shares representing interests in the Series A Preferred Stock to which the notice relates will not be able to convert such shares of Series A Preferred Stock in connection with the Delisting Event or Change of Control, as applicable, and each share of Series A Preferred Stock tendered for conversion that is selected, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, for redemption will be redeemed on the related date of redemption instead of converted on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable; and

●	that dividends on the Series A Preferred Stock to be redeemed will cease to accumulate on the date prior to the redemption date.

A “Change of Control” is when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:

●	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of any class or series of capital stock of our company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

●	following the closing of any transaction referred to in the bullet point above, neither we nor any acquiring or surviving entity (or if, in connection with such transaction shares of our common stock are converted into or exchanged for (in whole or in part) common equity securities of another entity, such other entity) has a class of common securities (or depositary receipts representing such securities) listed on the Nasdaq, NYSE or the NYSE AMER, or listed or quoted on an exchange or quotation system that is a successor to the Nasdaq, NYSE or the NYSE AMER.

If we redeem fewer than all of the outstanding shares of Series A Preferred Stock, the notice of redemption delivered to each record holder of depositary shares representing interests in the Series A Preferred Stock will also specify the number of shares of Series A Preferred Stock that we will redeem from such record holder. In this case, we will determine the number of shares of Series A Preferred Stock to be redeemed on a pro rata basis or by lot.

If we have given a notice of redemption and have irrevocably set aside sufficient funds for the redemption for the benefit of the holders of the depositary shares representing interests in the Series A Preferred Stock called for redemption, then from and after the redemption date, those depositary shares will be treated as no longer being outstanding, no further dividends will accumulate on the underlying Series A Preferred Stock and all other rights of the holders of those depositary shares will terminate.

The holders of depositary shares representing interests in the Series A Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series A Preferred Stock on the corresponding payment date notwithstanding the redemption of the Series A Preferred Stock between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Stock to be redeemed.

Subject to the Exceptions, unless full cumulative dividends on all shares of Series A Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed and we shall not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock (except by exchanging it for our capital stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of Series A Preferred Stock or any other class or series of capital stock issued by us ranking, as to payment of dividends or the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up, on parity with or junior to the Series A Preferred Stock pursuant to our certificate of incorporation or, the purchase or acquisition of the Series A Preferred Stock (or the related depositary shares) pursuant to a purchase or exchange offer made on the same or economically equivalent terms to holders of all outstanding shares of the Series A Preferred Stock (or the related depositary shares).

Conversion Rights

Upon the occurrence of a Delisting Event or a Change of Control, as applicable, each holder of depositary shares representing interests in the Series A Preferred Stock will have the right (unless, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem the depositary shares or the Series A Preferred Stock as described above under “—Optional Redemption” or “—Special Optional Redemption”) to direct the depositary, on such holder’s behalf, to convert some or all of the shares of Series A Preferred Stock represented by the depositary shares held by such holder (the “Delisting Event Conversion Right” or “Change of Control Conversion Right,” as applicable) on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, into a number of shares of our common stock (or equivalent value of alternative consideration) per depositary share, or the “Common Stock Conversion Consideration,” equal to the lesser of:

●	the quotient obtained by dividing (1) the sum of the $25.00 per depositary share liquidation preference plus the amount of any accumulated and unpaid dividends to, but not including, the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable (unless the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accumulated and then remaining unpaid dividend will be included in this sum) by (2) the Common Stock Price (as defined below) (such quotient, the “Conversion Rate”); and

●	(i.e., the Share Cap), subject to certain adjustments described below.

The Share Cap is subject to pro rata adjustments for any share splits, subdivisions or combinations or declaration and payment of the shares of common stock with respect to our common stock (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (1) the Share Cap in effect immediately prior to such Share Split by (2) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

In the case of a Delisting Event or Change of Control pursuant to, or in connection with, which our common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of depositary shares representing interests in Series A Preferred Stock will receive upon conversion of such Series A Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Delisting Event or Change of Control, as applicable, had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Delisting Event or Change of Control, as applicable (the “Alternative Conversion Consideration,” and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Delisting Event or Change of Control, as applicable, is referred to as the “Conversion Consideration”).

If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Delisting Event or Change of Control, the Conversion Consideration that the holders of the depositary shares representing interests in the Series A Preferred Stock will receive will be the form and proportion of the aggregate consideration elected by the holders of our common stock who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in, or in connection with, the Delisting Event or Change of Control, as applicable.

We will not issue fractional shares of common stock upon the conversion of the Series A Preferred Stock. Because each depositary share represents a 1/1000th interest in a share of the Series A Preferred Stock, the number of shares of common stock ultimately received for each depositary share will be equal to the number of shares of common stock received upon conversion of each share of Series A Preferred Stock divided by 1000. In the event that the conversion would result in the issuance of fractional shares of common stock, we will pay the holder of depositary shares the cash value of such fractional shares in lieu of such fractional shares.

Within 15 days following the occurrence of a Delisting Event or Change of Control, as applicable, we will cause the depositary to provide to holders of the depositary shares representing interests in the Series A Preferred Stock a notice of occurrence of the Delisting Event or Change of Control, as applicable, that describes the resulting Delisting Event Conversion Right or Change of Control Conversion Right, as applicable. This notice will state the following:

●	the events constituting the Delisting Event or Change of Control, as applicable;

●	the date of the Delisting Event or Change of Control, as applicable;

●	the last date on which the holders of the depositary shares representing interests in the Series A Preferred Stock may exercise their Delisting Event Conversion Right or Change of Control Conversion Right, as applicable;

●	the method and period for calculating the Common Stock Price;

●	the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable;

●	that if, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem all or any portion of the Series A Preferred Stock, holders will not be able to convert the depositary shares representing interests in such Series A Preferred Stock and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable;

●	if applicable, the type and amount of Conversion Consideration entitled to be received per share of Series A Preferred Stock;

●	the name and address of the paying agent and the conversion agent;

●	the procedures that the holders of the depositary shares representing interests in the Series A Preferred Stock must follow to exercise the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable; and

●	the last date on which holders of the depositary shares representing interests in the Series A Preferred Stock may withdraw shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of the depositary shares representing interests in the Series A Preferred Stock.

To exercise the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, each holder of depositary shares representing interests in the Series A Preferred Stock will be required to deliver, on or before the close of business on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, the depositary receipts or certificates, if any, evidencing the interests in Series A Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the depositary. The conversion notice must state:

●	the “Delisting Event Conversion Date” or “Change of Control Conversion Date”, as applicable, which will be a business day fixed by our Board of Directors that is not fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of the depositary shares representing interests in the Series A Preferred Stock;

●	the number of depositary shares representing interests in the shares of Series A Preferred Stock to be converted; and

●	that the depositary shares are to be converted pursuant to the applicable provisions of the Series A Preferred Stock.

The “Common Stock Price” for any Change of Control will be: (1) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of common stock; and (2) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing prices for our common stock on the principal U.S. securities exchange on which our common stock is then traded (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if our common stock is not then listed for trading on a U.S. securities exchange.

The “Common Stock Price” for any Delisting Event will be the average of the closing price per share of our common stock on the 10 consecutive trading days immediately preceding, but not including, the effective date of the Delisting Event.

Holders of the depositary shares representing interests in the Series A Preferred Stock may withdraw any notice of exercise of a Delisting Event Conversion Right or Change of Control Conversion Right, as applicable (in whole or in part), by a written notice of withdrawal delivered to the depositary prior to the close of business on the business day prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable. The notice of withdrawal must state:

●	the number of withdrawn depositary shares;

●	if certificated depositary shares have been issued, the receipt or certificate numbers of the withdrawn depositary shares; and

●	the number of depositary shares, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the Series A Preferred Stock is held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of The Depository Trust Company or a similar depositary, and the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable depositary.

Shares of Series A Preferred Stock as to which the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, unless prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem such shares of Series A Preferred Stock, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem shares of Series A Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, such shares of Series A Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25,000.00 per share (equivalent to $25.00 per depositary share), plus any accumulated and unpaid dividends thereon to, but not including, the redemption date. See “—Optional Redemption” and “—Special Optional Redemption.”

We will deliver the applicable Conversion Consideration no later than the third business day following the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable.

In connection with the exercise of any Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, we will comply with all applicable federal and state securities laws and stock exchange rules in connection with any conversion of Series A Preferred Stock into our common stock.

The Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, may make it more difficult for a third party to acquire us or discourage a party from acquiring us. See “Risk Factors—The conversion feature may not adequately compensate you, and the conversion and redemption features of the Series A Preferred Stock represented by the depositary shares may make it more difficult for a party to take over our company and may discourage a party from taking over our company.” Neither the Series A Preferred Stock nor the depositary shares are convertible into or exchangeable for any other securities or property, except as provided above.

Limited Voting Rights

Except as described below, holders of depositary shares will generally have no voting rights. In any matter in which the Series A Preferred Stock may vote (as expressly provided herein, or as may be required by law), each share of Series A Preferred Stock shall be entitled to one vote. As a result, each depositary share will be entitled to 1/1000th of a vote.

If dividends on the Series A Preferred Stock are in arrears, whether or not declared, for six or more quarterly periods, whether or not these quarterly periods are consecutive, holders of Series A Preferred Stock and holders of all other classes or series of parity preferred stock with which the holders of Series A Preferred Stock are entitled to vote together as a single class, and are exercisable, voting together as a single class, will be entitled to vote, at a special meeting called by the holders of record of at least 10% of any series of preferred stock as to which dividends are so in arrears or at the next annual meeting of shareholders, for the election of two additional directors to serve on our Board of Directors until all dividend arrearages have been paid. If and when all accumulated dividends on the Series A Preferred Stock for all past dividend periods shall have been paid in full, holders of shares of Series A Preferred Stock shall be divested of the voting rights set forth above (subject to re-vesting in the event of each and every preferred dividend default) and, unless outstanding shares of parity preferred stock remain entitled to vote in the election of preferred stock directors, the term of office of such preferred stock directors so elected will terminate and the number of directors will be reduced accordingly.

In addition, so long as any shares of Series A Preferred Stock remain outstanding, we will not, without the consent or the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock and each other class or series of parity preferred stock with which the holders of Series A Preferred Stock are entitled to vote together as a single class on such matter (voting together as a single class):

●	authorize, create or issue, or increase the number of authorized or issued number of shares of, any class or series of stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up, or reclassify any of our authorized capital stock into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

●	amend, alter or repeal the provisions of our charter, including the terms of the Series A Preferred Stock, whether by merger, consolidation, transfer or conveyance of all or substantially all of our assets or otherwise, so as to materially and adversely affect the powers, privileges or special rights of the Series A Preferred Stock, except that, with respect to the occurrence of any of the events described in the second bullet point immediately above, so long as the Series A Preferred Stock remains outstanding with the terms of the Series A Preferred Stock materially unchanged, taking into account that, upon the occurrence of an event described in the second bullet point above, we may not be the surviving entity and the surviving entity may not be a corporation, the occurrence of such event will not be deemed to materially and adversely affect the powers, privileges or special rights of the Series A Preferred Stock, and in such case such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above. Furthermore, if holders of shares of the Series A Preferred Stock receive the greater of the full trading price of the Series A Preferred Stock on the date of an event described in the second bullet point immediately above or the $25,000.00 per share of the Series A Preferred Stock liquidation preference plus all accrued and unpaid dividends thereon pursuant to the occurrence of any of the events described in the second bullet point immediately above, then such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above. If any event described in the second bullet point above would materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock disproportionately relative to any other class or series of parity preferred stock, the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock, voting as a separate class, will also be required.

The following actions are not deemed to materially and adversely affect the rights, preferences, powers or privileges of the Series A Preferred Stock:

●	any increase in the total number of authorized shares of all capital stock or the total number of authorized shares of common stock or preferred stock, any increase or decrease in the number of authorized shares of Series A Preferred Stock, the issuance of additional shares of Series A Preferred Stock (or the related depositary shares) or, the creation or issuance of any other class or series of capital stock or, any increase in the number of authorized shares of any other class or series of capital stock, provided, in each case, such class or series capital stock ranks on parity with or junior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up; or ‘

●	the amendment, alteration or repeal or change of any provision of our certificate of incorporation, including the certificate of designation establishing the Series A Preferred Stock, as a result of a merger, consolidation, reorganization or other business combination, if the Series A Preferred Stock (or shares into which the Series A Preferred Stock have been converted in any successor entity to us) remain outstanding with the terms thereof materially unchanged.

Limitation on Debt Issuance

So long as any shares of Series A Preferred Stock remain outstanding, we shall not, without the prior vote or written consent of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting separately as a single class, incur (as defined in the certificate of designation for the Series A Preferred Stock) (or permit any of its subsidiaries to incur) any debt (as defined in the certificate of designation for the Series A Preferred Stock) other than (A) any existing debt as of the original filing of the certificate of designation for the Series A Preferred Stock (excluding debt incurred pursuant to the BRS Credit Agreement (as hereinafter defined), (B) up to an aggregate of $600,000,000 of debt related to (i) our southern pipeline project or northern pipeline project, including water storage (collectively, the “Water Projects”), (ii) the establishment of related infrastructure and farming costs for developing agriculture on land owned by us and/or our subsidiaries (the “Farming Project”), (iii) working capital for the Water Projects, the Farming Project or general corporate purposes, and (iv) a refinancing of any of the debt described in the foregoing clauses (i) – (iii), which aggregate amount shall be reduced by the “Liquidation Value” (as defined in the certificate of designation of Series 1 Preferred Stock, if any, outstanding as of the applicable determination date, (C) up to an aggregate of $100,000,000 of debt to fund general corporate purposes, including, without limitation, debt incurred pursuant to that certain Credit Agreement, dated on or about the date of the original filing of this Certificate of Designation, among the Corporation, the several lenders from time to time party thereto and B. Riley Securities, Inc., as agent (the “BRS Credit Agreement”), and (D) issuance of any additional shares of Series A Preferred Stock (or depository shares).

No Maturity, Sinking Fund or Mandatory Redemption

The Series A Preferred Stock has no maturity date and we are not required to redeem the Series A Preferred Stock at any time. Accordingly, the Series A Preferred Stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption right or, under circumstances where the holders of the depositary shares representing interests in the Series A Preferred Stock have a conversion right, such holders convert the Series A Preferred Stock into our common stock. The Series A Preferred Stock is not subject to any sinking fund.

Surrender of Depositary Shares for Shares of Series A Preferred Stock

Under certain circumstances, holders may be required to surrender depositary receipts to the depositary or us. In the event of such a surrender of depositary shares, the holder will be entitled to receive the number of whole shares of Series A Preferred Stock represented by the depositary shares. See “Description of Depositary Shares—Withdrawal of Preferred Stock” and “—Amendment and Termination of the Deposit Agreement” in the accompanying prospectus.

Depositary Share Listing

No current market exists for the depositary shares. We have applied to list the depositary shares on the Nasdaq under the symbol “CDZIA.” If this application is approved, we expect trading in the depositary shares to commence within 30 days of the initial delivery of the depositary shares to the underwriters. The Series A Preferred Stock underlying the depositary shares will not be listed, and we do not expect any trading market will develop for the Series A Preferred Stock except as represented by the depositary shares.

Transfer Agent

The transfer agent and registrar for the Series A Preferred Stock is Continental Stock Transfer & Trust Company.

BOOK-ENTRY, DELIVERY AND FORM

The depositary shares will be issued in fully registered form in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”). One or more fully registered global depositary receipts will be issued representing in the aggregate the total number of the depositary shares. Such global depositary receipt will be deposited with or on behalf of DTC and may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor of DTC or a nominee of such successor.

So long as DTC, or its nominee, is the registered owner of a global depositary receipt, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the depositary shares represented by such global depositary receipts for all purposes under the Deposit Agreement. Except as set forth in the accompanying prospectus, owners of beneficial interests in a global depositary receipt will not be entitled to have the depositary shares represented by such global receipt registered in their names, will not receive or be entitled to receive physical delivery of such depositary shares in definitive form and will not be considered the owners or holders thereof. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC for such global receipt and, if such person is not a participant in DTC (as described below), on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder.

As long as the depositary shares are represented by the global depositary receipts, we will pay dividends, if any, on the Series A Preferred Stock represented by the depositary shares to or as directed by DTC as the registered holder of the global depositary receipts. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date. Neither we nor Continental Stock Transfer & Trust Company will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and each person owning a beneficial interest will have to rely on the procedures of the depositary and its participants.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Settlement

Investors in the depositary shares will be required to make their initial payment for the depositary shares in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable (including DTC), but we take no responsibility for the accuracy thereof.

Neither us, the Depositary nor the underwriters will have any responsibility or obligation to participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, its nominee or any participant with respect to any ownership interest in the depositary shares or payments to, or the providing of notice to participants or beneficial owners.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes certain material U.S. federal income tax consequences of the acquisition, ownership, and disposition of our depositary shares acquired in this offering. This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating thereto, and does not address foreign, state, and local consequences that may be relevant to stockholders in light of their particular circumstances, nor does it address U.S. federal tax consequences (such as gift and estate taxes) other than income taxes. This discussion is limited to stockholders that hold our depositary shares as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a stockholder’s particular circumstances, including the impact of the alternative minimum tax, the special tax accounting rules under Section 451(b) of the Code, and the Medicare contribution tax on net investment income. Special rules different from those described below may apply to certain stockholders that are subject to special treatment under the Internal Revenue Code of 1986, as amended (the “Code”), such as financial institutions, insurance companies, tax-exempt organizations, broker-dealers and traders in securities, persons owning or considered as owning shares representing more than 5% of our Series A Preferred Stock, U.S. expatriates, “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, corporations organized outside of the United States, any state thereof or the District of Columbia that are nonetheless treated as U.S. taxpayers for U.S. federal income tax purposes, persons that hold our depositary shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment or other risk reduction strategy, persons who acquire our depositary shares through the exercise of an option or otherwise as compensation, “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds, partnerships and other pass-through entities or arrangements, and investors in such pass-through entities or arrangements. Such stockholders are urged to consult their own tax advisors to determine the U.S. federal, state, local, and other tax consequences that may be relevant to them. Furthermore, the discussion below is based upon the provisions of the Code, and Treasury Regulations, rulings, and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked, or modified, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

A “U.S. Holder” means a beneficial owner of our depositary shares that is for U.S. federal income tax purposes any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

For the purposes of this discussion, a “Non-U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of depositary shares that is neither a U.S. Holder nor a partnership (or other entity treated as a partnership for U.S. federal income tax purposes regardless of its place of organization or formation).

In general, and assuming that each obligation in the Deposit Agreement and any related agreement will be performed in accordance with its terms, for U.S. federal income tax purposes, if you hold depositary shares, it is intended that you will be treated as the owner of the underlying Series A Preferred Stock represented by those depositary shares. Accordingly, the following discussion addresses the tax consequences of owning shares of Series A Preferred Stock as if you owned such shares directly rather than through the ownership interests represented by the depositary shares which are being sold in this offering.

This discussion is for informational purposes only and is not tax advice. Persons considering the purchase of our depositary shares pursuant to this offering should consult their own tax advisors concerning the U.S. federal income, estate, and other tax consequences of acquiring, owning, and disposing of our depositary shares in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction, including any state, local, or foreign tax consequences.

U.S. Holders

Distributions

Distributions with respect to the Series A Preferred Stock will be taxable as dividend income to the extent paid out of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the Series A Preferred Stock exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis in such Series A Preferred Stock, and thereafter as capital gain.

Distributions with respect to the Series A Preferred Stock taxable as dividends for U.S. federal income tax purposes paid to a corporate U.S. Holder will generally qualify for the dividends-received deduction, subject to various limitations. Corporate U.S. Holders should consult their tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the dividends-received deduction in their particular circumstances. Distributions with respect to the Series A Preferred Stock taxable as dividends for U.S. federal income tax purposes paid to a noncorporate U.S. Holder will generally represent “qualified dividend income” taxable at preferential rates applicable to long-term capital gains, provided that certain holding period requirements are met and certain other conditions are satisfied. A U.S. Holder should consult its own tax advisors regarding the availability of the reduced tax rate applicable to qualified dividend income and the dividends-received deduction in light of its particular circumstances.

Extraordinary Distributions

Distributions that exceed certain thresholds in relation to a U.S. Holder’s tax basis in our Series A Preferred Stock could be characterized as “extraordinary dividends” under the Code. A corporate U.S. Holder that has held our Series A Preferred Stock for two years or less before the dividend announcement date and that receives an extraordinary dividend will generally be required to reduce its tax basis in the stock (but not below zero) with respect to which such dividend was made by the “nontaxed portion” of such dividend, which equals (i) the amount of such dividend over (ii) the portion of such dividend includible in gross income, reduced by any dividends-received deduction allowable with respect to such dividend. If the amount of the reduction exceeds the U.S. Holder’s tax basis in such stock, the excess is taxable as capital gain realized on the sale or other disposition of the Series A Preferred Stock. A non-corporate U.S. Holder that receives an extraordinary dividend generally will be required to treat any loss on the sale of our Series A Preferred Stock as long-term capital loss to the extent of the extraordinary dividends the U.S. Holder receives that qualify for taxation at the reduced rates discussed in “Distributions” above.

Constructive Dividends

A distribution by a corporation of its stock deemed made with respect to its preferred stock is treated as a distribution of property to which Section 301 of the Code applies. If a corporation issues preferred stock that may be redeemed at a price higher than its issue price, the excess (a “redemption premium”) is treated under certain circumstances as a constructive distribution (or series of constructive distributions) of additional preferred stock. The constructive distribution of property equal to the redemption premium would accrue without regard to the holder’s method of accounting for U.S. federal income tax purposes at a constant yield determined under principles similar to the determination of original issue discount (“OID”) pursuant to Treasury regulations under Sections 1271 through 1275 of the Code (the “OID Rules”). The constructive distributions of property would be treated for U.S. federal income tax purposes as actual distributions of the Series A Preferred Stock that would constitute a dividend, return of capital or capital gain to the holder of the stock in the same manner as cash distributions described in “Distributions” above. The application of principles similar to those applicable to debt instruments with OID to a redemption premium for the Series A Preferred Stock is uncertain.

We have the right to call the Series A Preferred Stock for redemption on or after July , 2026 (the “call option”), and the right to call the Series A Preferred Stock for redemption upon any Change of Control or Delisting Event (the “contingent call option”). The stated redemption price of the Series A Preferred Stock upon any redemption pursuant to the call option or contingent call option is equal to the liquidation preference of the Series A Preferred Stock (i.e., $25.00, plus accrued and unpaid dividends) and is payable in cash.

If the redemption price of the Series A Preferred Stock exceeds the issue price of the Series A Preferred Stock upon any redemption pursuant to the call option or contingent call option, the excess will be treated as a redemption premium that may result in certain circumstances in a constructive distribution or series of constructive distributions to U.S. Holders of additional Series A Preferred Stock. The redemption price for the Series A Preferred Stock should be the liquidation preference of the Series A Preferred Stock. Assuming that the issue price of the Series A Preferred Stock is determined under principles similar to the OID Rules, the issue price for the Series A Preferred Stock should be the initial offering price at which a substantial amount of the Series A Preferred Stock is sold to the public (excluding any intervening sales to bond houses and brokers).

A redemption premium for the Series A Preferred Stock should not result in constructive distributions to U.S. Holders of the Series A Preferred Stock if the redemption premium is less than a de-minimis amount as determined under principles similar to the OID Rules. A redemption premium for the Series A Preferred Stock should be considered de-minimis if such premium is less than 0.25% of the Series A Preferred Stock’s liquidation value of $25.00 at maturity, multiplied by the number of complete years to maturity. The determination under the OID Rules of a maturity date for preferred stock, such as the Series A Preferred Stock, is unclear. Accordingly, the remainder of this discussion assumes that the Series A Preferred Stock is issued with a redemption premium greater than a de-minimis amount.

The call option should not require constructive distributions of redemption premium if, based on all of the relevant facts and circumstances as of the issue date, a redemption pursuant to the call option is not more likely than not to occur. The Treasury regulations provide that an issuer’s right to redeem will not be treated as more likely than not to occur if: (i) the issuer and the holder of the stock are not related within the meaning of Section 267(b) or Section 707(b) of the Code (substituting “20%” for the phrase “50%); (ii) there are no plans, arrangements, or agreements that effectively require or are intended to compel the issuer to redeem the stock; and (iii) exercise of the right to redeem would not reduce the yield on the stock determined using principles applicable to the determination of OID under the OID Rules. However, the fact that a redemption right does not fall within the safe harbor described in the preceding sentence does not necessarily mean that an issuer’s right to redeem is more likely than not to occur for this purpose, and such right to redeem must still be tested under all of the relevant facts and circumstances to determine if it is more likely than not to occur. We do not expect that a redemption pursuant to the call option would be treated as more likely than not to occur under the foregoing test. Accordingly, no U.S. Holder of the Series A Preferred Stock should be required to recognize constructive distributions of the redemption premium because of our call option. However, holders should consult with their own tax advisors on the particular consequences to such holder of the call option under these rules.

In addition, the conversion price of our Series A Preferred Stock is subject to adjustment under certain circumstances. In such circumstances, U.S. Holders of our Series A Preferred Stock may be deemed to have received a distribution if the adjustment (or failure to make an adjustment) has the effect of increasing the proportionate interest of the U.S. Holder in our assets or earnings and profits. If such adjustments are made, U.S. Holders will be deemed to have received constructive distributions from us even though they may not receive any cash or property. The tax consequences of a receipt of a distribution are described in “Distributions” above. Adjustments to the conversion price made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing dilution of the interest of the holders of shares of our Series A Preferred Stock generally will not be considered to result in a constructive dividend distribution.

To the extent there is a constructive distribution under the rules above, under 2016 proposed regulations, (i) the amount of a constructive distribution is the excess of the fair market value of the right to acquire common stock immediately after the conversion rate adjustment over the fair market value of the right to acquire common stock (determined immediately after conversion rate adjustment) without the adjustment, and (ii) the constructive distribution occurs at the earlier of the date the adjustment occurs under the terms of the Series A Preferred Stock and the date of the actual distribution of cash or property that results in the constructive distribution. The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders of Series A Preferred Stock and withholding agents may rely on them prior to that date under certain circumstances.

Sale, Exchange, or Other Taxable Disposition

A U.S. Holder will generally recognize capital gain or loss on a sale or exchange or other taxable disposition (other than certain redemptions described below under “Redemptions”) of Series A Preferred Stock equal to the difference, if any, between the amount realized upon the sale or exchange and such U.S. Holder’s adjusted tax basis in the Series A Preferred Stock sold or exchanged. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for the Series A Preferred Stock sold or exchanged is more than one year. Long-term capital gains of noncorporate taxpayers are generally taxed at preferential rates. The deductibility of capital losses is subject to limitations.

Redemptions

Whether a payment made in redemption of the Series A Preferred Stock will be treated as a dividend or as a payment in exchange for the Series A Preferred Stock can only be determined on the basis of the particular facts as to each U.S. Holder of the Series A Preferred Stock at the time of redemption.

In general, a U.S. Holder of the Series A Preferred Stock will recognize capital gain or loss measured by the difference between the amount received by the U.S. Holder for such Series A Preferred Stock upon the redemption and such U.S. Holder’s adjusted tax basis in the Series A Preferred Stock redeemed if such redemption is considered to:

●	result in a complete termination of the U.S. Holder’s stock interest in us under Section 302(b)(3) of the Code;

●	be substantially disproportionate with respect to the U.S. Holder under Section 302(b)(2) of the Code;

●	be not essentially equivalent to a dividend with respect to the U.S. Holder under Section 302(b)(1) of the Code; or

●	be a redemption of stock held by a shareholder who is not a corporation and where such redemption results in a partial liquidation of us under Section 302(b)(4) of the Code.

In applying these tests, there must be taken into account not only the Series A Preferred Stock being redeemed, but also such U.S. Holder’s ownership of other classes and series of our capital stock and any options (including stock purchase rights) to acquire any of the foregoing. A U.S. Holder of the Series A Preferred Stock also must take into account any such securities (including options) that are considered to be owned by such U.S. Holder by reason of the constructive ownership rules set forth in Sections 302(c) and 318 of the Code.

A redemption payment will be treated as “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in a U.S. Holder’s aggregate stock interest in the company, which will depend on the U.S. Holder’s particular facts and circumstances at such time.

Satisfaction of the “substantially disproportionate” and “complete redemption” exceptions depends on compliance with objective tests set forth in Section 302(b)(2) and Section 302(b)(3) of the Code, respectively. A redemption does not qualify for the “substantially disproportionate” exception if the stock redeemed is only non-voting stock, and, for this purpose, stock which does not have voting rights until the occurrence of an event is not treated as voting stock until the occurrence of such specified event. Accordingly, any redemption of the Series A Preferred Stock generally will not qualify for the “substantially disproportionate” exception because its voting rights are limited as provided in the “Description of the Series A Preferred Stock and the Depositary Share — Limited Voting Rights.” A redemption will result in a “complete redemption” if either (i) all of the shares of our stock actually and constructively owned by a U.S. Holder are exchanged in the redemption or (ii) all of the shares of our stock actually owned by the U.S. Holder are exchanged in the redemption and the U.S. Holder is eligible to waive, and effectively waives, the attribution of shares of our stock constructively owned by the U.S. Holder in accordance with the procedures described in Section 302(c)(2) of Code.

For purposes of the “redemption from non-corporate stockholders in a partial liquidation” test, a distribution will be treated as in partial liquidation of a corporation if the distribution is not essentially equivalent to a dividend (determined at the corporate level rather than the stockholder level), is made pursuant to a plan, and occurs within the taxable year in which the plan was adopted or within the succeeding taxable year. For this purpose, a distribution generally is not essentially equivalent to a dividend if the distribution results in a corporate contraction. The determination of what constitutes a corporate contraction is factual in nature and has been interpreted under case law to include the termination of a business or line of business.

If the redemption does not meet any of the tests described above, then the redemption proceeds received from the Series A Preferred Stock will be treated as a distribution on our shares and will be taxable as described under the caption “Distributions” above.

Each U.S. Holder of the Series A Preferred Stock should consult its own tax advisor to determine whether a payment made in redemption of the Series A Preferred Stock will be treated as a distribution or as a payment in exchange for the Series A Preferred Stock and, in the case of a redemption that is treated as a distribution, the allocation of their tax basis in the redeemed and remaining Series A Preferred Stock.

Conversion for Common Stock

In the event of a Change in Control or Delisting Event and absent the exercise of our right to redeem the Series A Preferred Stock, a holder will have the right to convert any non-redeemed shares into our common stock. A U.S. Holder generally will not recognize any gain or loss on such conversion into common stock, except to the extent that any common stock is in respect of accrued but unpaid dividends (generally taxable as described above under “Distributions”) or cash received in lieu of a fractional share of common stock. Cash received in lieu of a fractional share of our common stock will generally be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized in an amount equal to the difference between the amount of cash received and the amount of adjusted tax basis allocable to the fractional share, as described below. Any gain recognized on the conversion generally will be capital gain and will be long-term capital gain if, at the time of the conversion, the U.S. Holder has held the Series A Preferred Stock that is converted for longer than one year.

The adjusted tax basis of our common stock received on any such conversion (other than shares of our common stock attributable to accrued but unpaid dividends) will equal the adjusted tax basis of the shares of the non-redeemed Series A Preferred Stock converted (reduced by the portion of adjusted tax basis allocated to any fractional shares of our common stock exchanged for cash, as described above), and the holding period of such common stock received on such a conversion will generally include the period during which a U.S. Holder held our Series A Preferred Stock prior to conversion. A U.S. Holder’s adjusted tax basis in shares of our common stock attributable to accrued but unpaid dividends will equal the fair market value of such common stock on the conversion date, and a U.S. Holder’s holding period for such shares shall begin on the day after receipt thereof. A U.S. Holder’s tax basis in a fractional share will be determined by allocating such holder’s tax basis in our Series A Preferred Stock between our common stock such U.S. Holder receives upon conversion (other than shares attributable to accrued but unpaid dividends) and the fractional share in accordance with their respective fair market values.

Conversion for Alternative Form Consideration

If a U.S. Holder receives the Alternative Form Consideration upon conversion of shares of our Series A Preferred Stock, such U.S. Holder may receive cash, securities or other property or assets, or a combination thereof. The term “security” is not defined in the Code or applicable Treasury Regulations. Judicial decisions have held that the determination of whether a particular debt constitutes a “security” is based on an overall evaluation of the nature of the debt. One of the most significant factors is the term of the debt. In general, debt obligations issued with a weighted average maturity at issuance of five years or less do not constitute securities, whereas debt obligations with a weighted average maturity at issuance of ten years or more do constitute securities. If the securities a U.S. Holder receives upon conversion of shares of our Series A Preferred Stock are not “securities” for U.S. federal income tax purposes, then such securities will be treated as other property or assets for U.S. federal income tax purposes. Other than with respect to such Alternative Form Consideration received on account of accrued but unpaid dividends which generally will be taxable as described under “Distributions” above, if a U.S. Holder receives the Alternative Form Consideration upon conversion of shares of our Series A Preferred Stock, the U.S. federal income tax treatment of the conversion is uncertain. It is possible that the conversion could be treated as a single recapitalization, as a conversion in part and a taxable redemption in part or entirely as a taxable transaction, as briefly discussed below. U.S. Holders are urged to consult their tax advisors regarding the consequences of such a conversion based upon the facts at that time.

Treatment as Recapitalization. If a U.S. Holder receives the Alternative Form Consideration upon conversion of shares of our Series A Preferred Stock, the exchange upon such conversion may be treated as a recapitalization if such U.S. Holder receives securities that are treated as “securities” for U.S. federal income tax purposes. In such case, the U.S. Holder would recognize gain (but not loss) in an amount equal to the lesser of (i) the excess (if any) of (A) the amount of cash and the fair market value of securities, other property or assets received in the exchange over (B) such U.S. Holder’s adjusted tax basis in our Series A Preferred Stock and (ii) the amount of cash and other property or assets not constituting “securities” for U.S. federal income tax purposes received upon conversion.

Notwithstanding the foregoing, any Alternative Form Consideration received on account of accrued but unpaid dividends, which have not previously been included in income, will be treated as a dividend. Any gain recognized should be treated as capital gain except to the extent it has the effect of a distribution of a dividend. If the exchange has the effect of the distribution of a dividend, then the gain recognized upon the exchange, as determined above, will be treated as a dividend to the extent of the U.S. Holder’s ratable share of our current and accumulated earnings and profits. The remainder of the gain will be a capital gain and will be long-term if the U.S. Holder’s holding period exceeds one year. For purposes of determining whether a U.S. Holder’s gain will be treated as a dividend (as discussed under “Redemptions” above), stock (including any common stock) actually and constructively owned by a U.S. Holder will be taken into account.

The tax basis of the securities, which are treated as “securities” for U.S. federal income tax purposes, received upon a recapitalization would equal the U.S. Holder’s adjusted tax basis in our Series A Preferred Stock that was converted, reduced by the amount of any cash and any other property or assets not constituting “securities” for U.S. federal income tax purposes received, and increased by the amount of gain, if any, recognized. A U.S. Holder’s holding period for the securities treated as “securities” for U.S. federal income tax purposes included in the Alternative Form Consideration would include the period during which the U.S. Holder held shares of our Series A Preferred Stock. The tax basis of the other Alternative Form Consideration would equal the fair market value of such Alternative Form Consideration on the date of the conversion, and the U.S. Holder’s holding period for such other Alternative Form Consideration would begin on the day following the conversion.

Alternative Treatment as Part Conversion and Part Redemption. If the conversion of shares of our Series A Preferred Stock into the Alternative Form Consideration were not treated as a single recapitalization, the conversion could be treated as in part a conversion into securities that are treated as “securities” for U.S. federal income tax purposes and in part a separate redemption of the remaining shares of our Series A Preferred Stock surrendered in the conversion. In that event, the portion converted into securities treated as “securities” for U.S. federal income tax purposes could be treated as described in “Conversion for Common Stock” above. The portion converted into cash or other property or assets (including securities that are not treated as “securities” for U.S. federal income tax purposes) would be treated as described in “Sale, Exchange, or Other Taxable Disposition” above.

Treatment as Fully Taxable Transaction. If a U.S. Holder receives the Alternative Form Consideration upon conversion of shares of our Series A Preferred Stock and such Alternative Form Consideration consists solely of cash and other property or assets, other than securities treated as “securities” for U.S. federal income tax purposes, a U.S. Holder generally will be taxed as described in “Sale, Exchange, or Other Taxable Disposition” above.

A U.S. Holder should consult its own tax advisor regarding the tax consequences of the conversion of Series A Preferred Stock for Alternative Form Consideration.

Information Reporting and Backup Withholding

We or an applicable withholding agent will report to our U.S. Holders and the IRS the amount of dividends (including deemed dividends) paid during each year and the amount of any tax withheld with respect to the Series A Preferred Stock. Certain non-corporate U.S. Holders may be subject to U.S. backup withholding at a rate of 24% on payments of dividends on the Series A Preferred Stock unless the holder furnishes the payor or its agent with a taxpayer identification number, certified under penalties of perjury, and certain other information or otherwise establishes an exemption from backup withholding. Backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the U.S. Holder timely furnishes the required information to the IRS.

Non-U.S. Holders

Distributions

Distributions, if any, made on our Series A Preferred Stock to a Non-U.S. Holder to the extent made out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) generally will constitute dividends for U.S. tax purposes and will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, subject to the discussions below regarding effectively connected income, backup withholding, and foreign accounts. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide us with a properly executed IRS Form W-8BEN (in the case of individuals) or IRS Form W-8BEN-E (in the case of entities), or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. This certification must be provided to us and/or our paying agent prior to the payment of dividends and must be updated periodically. If a Non-U.S. Holder is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty and such Non-U.S. Holder does not timely file the required certification, such Non-U.S. Holder may be able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

We generally are not required to withhold tax on dividends paid to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to such agent). In general, such effectively connected dividends will be subject to U.S. federal income tax, on a net income basis at the regular rates applicable to U.S. residents. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments. Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

To the extent distributions on our Series A Preferred Stock, if any, exceed our current and accumulated earnings and profits, they will first reduce the Non-U.S. Holder’s adjusted basis in our Series A Preferred Stock, but not below zero, and then will be treated as gain to the extent of any excess amount distributed, and taxed in the same manner as gain realized from a sale or other disposition of Series A Preferred Stock as described below under “Sale, Exchange or Other Taxable Disposition.”

Constructive Distributions

As described above under “U.S. Holders—Constructive Distributions,” adjustments in the conversion price (or failures to adjust the conversion price), or possible redemption premium, that result in an increase in the proportionate interest of a Non-U.S. Holder in our assets or earnings and profits could result in deemed distributions to the Non-U.S. Holder that are taxed as described above under “Distributions.”

Sale, Exchange, or Other Taxable Disposition, Including Redemptions

Subject to the discussions below regarding backup withholding and foreign accounts, a Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain realized on a sale or other taxable disposition (including a redemption treated as a sale or exchange in the circumstances discussed under “U.S. Holders—Redemptions” above) of our Series A Preferred Stock unless (a) the gain is effectively connected with a trade or business of such holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States), (b) the Non-U.S. Holder is a nonresident alien individual and is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met, or (c) we are or have been a United States real property holding corporation (“USRPHC”) within the meaning of Code Section 897(c)(2) at any time within the shorter of the five-year period preceding such disposition or such holder’s holding period in our Series A Preferred Stock, and a Non-U.S. Holder owned directly or pursuant to applicable attribution rules at any time during the five-year period ending on the date of disposition more than 5% of the Series A Preferred Stock, assuming that the Series A Preferred Stock is regularly traded on an established securities market within the meaning of Section 897(c)(3) of the Code.

Non-U.S. Holders described in (a) above will be required to pay tax on the net gain derived from the sale at regular U.S. federal income tax rates, and corporate Non-U.S. Holders described in (a) above may be subject to the additional branch profits tax on such gain at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Non-U.S. Holders described in (b) above will be subject to U.S. federal income tax at a flat 30% rate or such lower rate as may be specified by an applicable income tax treaty, which gain may be offset by certain U.S.-source capital losses (even though a Non-U.S. Holder is not considered a resident of the United States), provided that the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to (c) above, in general, we would be a USRPHC if our interests in U.S. real property comprise (by fair market value) at least half of our worldwide real property interests and our other assets used or held for use in a trade or business. We have not made, and do not intend to make, a determination regarding our potential status as a USRPHC.  In the event that we are a USRPHC, as long as our Series A Preferred Stock is “regularly traded on an established securities market”, a Non-U.S. Holder will not be taxable under (c) above on gain recognized on the disposition of our Series A Preferred Stock unless the Non-U.S. Holder actually or constructively owned more than 5% of our Series A Preferred Stock at any time during the shorter of the five-year period ending on the date of the disposition or the Non-U.S. Holder’s holding period for such Series A Preferred Stock. It is intended that our Series A Preferred Stock will be listed on Nasdaq and we believe that, for as long as our Series A Preferred Stock is so listed, our Series A Preferred Stock will be treated as regularly traded on an established securities market. If our Series A Preferred Stock is not considered to be regularly traded on an established securities market, or if it is so traded but a Non-U.S. Holder holds more than 5% of our Series A Preferred Stock as described above, a Non-U.S. Holder would be subject to U.S. federal income tax on any gain realized on a disposition of our Series A Preferred Stock, and the purchaser would generally be required to withhold 15% of the purchase price and remit such amount to the IRS. Any amounts so withheld would be creditable against the U.S. federal income tax liability described in the preceding sentence and would generally be refundable to the extent of any excess thereof. A Non-U.S. Holder should consult its own tax advisor regarding our potential status as a USRPHC and the consequences of such status to such holder upon a sale or other taxable disposition (including a redemption) of our Series A Preferred Stock.

As discussed above under “U.S. Holders—Redemptions,” an amount paid to a Non-U.S. Holder in connection with a redemption of the Series A Preferred Stock may, under certain circumstances, be treated as a dividend. In that case, the payment would be subject to the rules for dividends described above under “Non-U.S. Holders—Distributions.”

Conversion

A Non-U.S. Holder generally will not recognize any gain or loss by reason of receiving our common stock upon conversion of the Series A Preferred Stock, except with respect to any cash received in lieu of fractional shares (generally taxable as discussed above in “Sale, Exchange, or Other Taxable Disposition”) or to any common stock received in respect of accrued but unpaid dividends (generally taxable as described above under “Distributions”).

If a Non-U.S. Holder receives the Alternative Form Consideration upon conversion of shares of our Series A Preferred Stock, the U.S. federal income tax treatment of such conversion will generally correspond to the treatment described above under “U.S. Holders—Conversion for Alternative Form Consideration,” and the U.S. federal income tax consequences associated with such treatment will be as described under “Non-U.S. Holders.”

Non-U.S. Holders are urged to consult their tax advisors regarding the consequences of such a conversion based upon the facts at that time.

Information Reporting and Backup Withholding

Generally, we must report information to the IRS with respect to any distributions (including constructive distributions) we pay on our Series A Preferred Stock (even if the payments are exempt from withholding), including the amount of any such distributions, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the Non-U.S. Holder to whom any such distributions are paid. Pursuant to tax treaties or certain other agreements, the IRS may make its reports available to tax authorities in the recipient’s country of residence.

Distributions paid by us (or our paying agents) to a Non-U.S. Holder may also be subject to U.S. backup withholding. U.S. backup withholding generally will not apply to a Non-U.S. Holder who provides a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-ECI, or otherwise establishes an exemption. Notwithstanding the foregoing, backup withholding may apply if the payor has actual knowledge, or reason to know, that the holder is a U.S. person who is not an exempt recipient.

U.S. information reporting and backup withholding requirements generally will apply to the proceeds of a disposition of our Series A Preferred Stock effected by or through a U.S. office of any broker, U.S. or foreign, except that information reporting and such requirements may be avoided if the holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E or otherwise meets documentary evidence requirements for establishing non-U.S. person status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding requirements will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a non-U.S. broker. Information reporting and backup withholding requirements may, however, apply to a payment of disposition proceeds if the broker has actual knowledge, or reason to know, that the holder is, in fact, a U.S. person. For information reporting purposes, certain brokers with substantial U.S. ownership or operations will generally be treated in a manner similar to U.S. brokers.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be credited against the tax liability of persons subject to backup withholding, provided that the required information is timely furnished to the IRS.

Foreign Accounts

Sections 1471 through 1474 of the Code (commonly referred to as FATCA) impose a U.S. federal withholding tax of 30% on certain payments to a foreign financial institution (as specifically defined by applicable rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). FATCA also generally imposes a federal withholding tax of 30% on certain payments to a non-financial foreign entity unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity. An intergovernmental agreement between the United States and an applicable foreign country may modify those requirements. The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from the rules.

FATCA withholding currently applies to payments of dividends, if any, on our Series A Preferred Stock and, subject to the proposed Treasury Regulations described in this paragraph, generally also would apply to payments of gross proceeds from the sale or other disposition of our Series A Preferred Stock. The U.S. Treasury Department released proposed regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a disposition of our Series A Preferred Stock. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. Holders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our Series A Preferred Stock.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR SERIES A PREFERRED STOCK, INCLUDING THE CONSEQUENCES OF ANY RECENT OR PROPOSED CHANGE IN APPLICABLE LAW.

UNDERWRITING (CONFLICTS OF INTEREST)

B. Riley Securities, Inc. is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed to purchase from us, the respective number of depositary shares set forth opposite its name below.

Name	Principal Amount of Depositary Shares
B. Riley Securities, Inc.
Boenning & Scattergood, Inc.
Ladenburg Thalmann & Co. Inc.
William Blair & Company
Incapital LLC
Total	2,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the depositary shares included in this offering are subject to approval of legal matters by counsel, including the validity of the depositary shares, and other conditions contained in the underwriting agreement. The underwriters are obligated to purchase all the depositary shares if any of the depositary shares are purchased (other than those covered by the option as described below). If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have granted to the underwriters an option, exercisable for 30 days from the date of delivery of the depositary shares initially purchased, to purchase up to an aggregate of 300,000 additional depositary shares at the public offering price set forth on the cover page hereof, less underwriting discounts and commissions and less an amount per depositary share equal to any dividends per depositary share payable by us on the depositary shares that are not payable by us on these option shares. To the extent this option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional depositary shares as the number set forth next to such underwriter’s name in the preceding table bears to the total number of depositary shares set forth next to the names of all underwriters in the preceding table.

The underwriters propose to offer part of the depositary shares to the public directly at the public offering price set forth on the cover page of this prospectus supplement and part to dealers at that price less a concession not in excess of $        per share. After the initial offering of depositary shares, the offering price and other selling terms may from time to time be varied by the underwriters.

The following table shows the per share and total public offering price, underwriting discounts and commissions that we will pay to the underwriters in connection with this offering and proceeds to us, before expenses and the structuring fee. The amounts are shown assuming both no exercise or full exercise by the underwriters of their option to purchase up to additional depositary shares.

	Per Depositary Share		No Exercise	Full Exercise
Public offering price		$25.00	$	$
Underwriting discount and commissions	$		$	$
Proceeds to us, before expenses and the structuring fee	$		$	$

In addition, we estimate that our share of the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $       . We have also agreed to reimburse the underwriters for their reasonable out-of-pocket expenses, including attorneys’ fees, up to $       . We have also agreed to pay B. Riley Securities, Inc. a structuring fee of $       for evaluation, analysis and structuring of the Series A Preferred Stock.

Listing

We have applied to list the depositary shares on the Nasdaq under the symbol “CDZIA.” If this application is approved, we expect trading in the depositary shares to commence within 30 days of the initial delivery of the depositary shares to the underwriters. The underwriters have advised us that they intend to make a market in the depositary shares upon the commencement of trading on the Nasdaq. The underwriters will have no obligation to make a market in the depositary shares, however, and may cease market making activities, if commenced, at any time.

Price Stabilization and Short Positions

Until the distribution of depositary shares is complete, SEC rules may limit the ability of the underwriters to bid for and purchase depositary shares. As an exception to these rules, underwriters are permitted to engage in certain transactions which stabilize the price of the depositary shares, which may include short sales, covering transactions and stabilizing transactions. Short sales involve sales of depositary shares in excess of the number of shares to be purchased by the underwriters in the offering, which creates a short position. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares from us in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional depositary shares or purchasing depositary shares in the open market. In determining the source of depositary shares to close out the covered short position, the underwriters will consider, among other things, the price of depositary shares available for purchase in the open market as compared to the depositary shares price at which they may purchase through the option. “Naked” short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing depositary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the depositary shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of the depositary shares made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the depositary shares. Any of these activities may have the effect of preventing or retarding a decline in the market price of the depositary shares. They may also cause the price of the depositary shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the Nasdaq or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time without notice.

We have agreed that, for a period of 30 days from the date of this prospectus supplement, we will not, without the prior written consent of the representative, offer, sell, contract to sell, pledge, or otherwise dispose of any debt securities issued or guaranteed by us or shares of any class of our capital stock (other than the depositary shares) ranking senior to the shares of Series A Preferred Stock with respect to dividend rights, or rights upon liquidation, dissolution or winding up.

We expect that delivery of the depositary shares will be made to investors on or about July , 2021 (such settlement being referred to as “T+2”).

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Conflicts of Interest; Additional Relationships

An affiliate of BRS has entered into an assignment and assumption agreement whereby such affiliate of BRS has purchased from Apollo all of Apollo’s rights, interests and obligations under the Senior Secured Credit Agreement, subject to payment by BRS’s affiliate to Apollo of approximately $77.5 million on the expected settlement date of July 2, 2021. BRS will act as an underwriter in connection with this offering.   In addition, BRS has committed, prior to the commencement of this offering, to underwrite up to $50.0 million in this offering, subject to certain terms and conditions. We will use a portion of the net proceeds of this offering to repay our debt under the Senior Secured Credit Agreement as described under “Use of Proceeds” in this prospectus supplement.  Therefore, BRS has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. Accordingly, this offering will be made in compliance with the applicable provisions of FINRA Rule 5121(a)(2), which requires that a “qualified independent underwriter” as defined in FINRA Rule 5121(f)(5), participate in the preparation of the registration statement and prospectus and exercise its usual standards for due diligence in respect thereto. Boenning has agreed to act as the qualified independent underwriter for this offering and has agreed in so acting to undertake the legal responsibilities and liabilities of an underwriter under the Securities Act, specifically including those inherent in Section 11 thereof. QIU will not receive a fee for acting as the qualified independent underwriter for this offering. BRS will not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder.

In connection with the BRS Credit Agreement, an affiliate of BRS will be getting a customary arrangement fee on the BRS Credit Agreement loan amount.

In connection with the structuring of transactions associated with the Senior Secured Credit Agreement, an affiliate of BRS, will be receiving a debt structuring fee of $1,925,000.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

A prospectus supplement in electronic format may be made available on web sites maintained by one or more underwriters. Other than the prospectus supplement in electronic format, the information on any underwriter’s web site and any information contained in any other web site maintained by an underwriter is not part of this prospectus supplement or the accompanying prospectus.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Greenberg Traurig, LLP, Los Angeles, California.  The underwriters are being represented in connection with this offering by Duane Morris LLP, New York, New York.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file quarterly and annual reports, proxy statements and other information with the Commission. Our filings with the Commission, including the registration statement, reports, proxy and information statements, and other information are available to you on the Commission’s website at http://www.sec.gov. In addition, documents that we file with the Commission are available on our website at www.cadizinc.com. Our website address provided in this prospectus is not intended to function as a hyperlink and the information on our website is not, nor should it be considered, part of this prospectus or incorporated by reference into this prospectus.

This prospectus supplement is part of a registration statement that we have filed with the SEC relating to the securities offered herein. This prospectus supplement does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus supplement makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Internet website.

Information Incorporated By Reference

The rules of the SEC allow us to incorporate by reference in this prospectus supplement the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement. We hereby incorporate by reference the following information or documents into this prospectus supplement:

●	our Annual Report on Form 10-K for the year ended December 31, 2020, filed on March 26, 2021;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed on May 17, 2021;

●	the Current Reports on Form 8-K filed with the Commission on March 26, 2021, June 3, 2021 and June 22, 2021;

●	the description of our common stock as set forth in our registration statement filed on Form 8-A under the Exchange Act on May 8, 1984, as amended by:

●	the description of our common stock as set forth in Exhibit 4.4 to the Annual Report on Form 10-K for the year ended December 31, 2020, filed on March 26, 2021; and

●	the description of our Series A Preferred as set forth in the Current Report on Form 8-K filed with the Commission on March 9, 2020.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the termination of the offering as to which this prospectus supplement relates. Information in such future filings updates and supplements the information provided in this prospectus supplement and the accompanying prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You may obtain a copy of these filings, without charge, by writing or calling us at:

Cadiz Inc.
550 South Hope Street
Suite 2850
Los Angeles, California 90071
Attention: Investor Relations
(213) 271-1600

PROSPECTUS

$205,000,000

Cadiz Inc.

DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

WARRANTS

SUBSCRIPTION RIGHTS

UNITS

By this prospectus and an accompanying prospectus supplement, we may from time to time offer and sell, in one or more offerings, up to $205,000,000 in any combination of debt securities, common stock, preferred stock, depositary shares, warrants, subscription rights and units.

This prospectus provides you with a general description of these securities. We will provide you with more specific terms of these securities in one or more supplements to this prospectus.  Any prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement or issuer free writing prospectus relating to a particular offering, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you invest.

We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of the offering.  We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, or through a combination of these methods, on a continuous or delayed basis.  The supplements to this prospectus will provide the specific terms of the plan of distribution.  See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” beginning of pages 1 and 20, respectively, for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in the applicable prospectus supplement.

Our common stock is listed on the Nasdaq Global Market under the symbol “CDZI”.  On June 15, 2021, the closing price of our common stock as reported by the Nasdaq Global Market was $13.17 per share. We will provide information in any applicable prospectus supplement regarding the listing of securities other than shares of our common stock on any securities exchange.

Investing in these securities involves certain risks.  See “Risk Factors” beginning on page 4 of this prospectus and any similar section contained in the applicable prospectus supplement and any related free writing prospectus concerning factors you should consider before investing in our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus dated June 25, 2021

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the “Commission” or the “SEC,” using the “shelf” registration process.  Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell from time to time any combination of the securities described in this prospectus in one or more offerings.  This prospectus provides you with a general description of the securities that may be offered.  Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered.  A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us.  The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, the information in this prospectus will be superseded by the information in the prospectus supplement.  You should read this prospectus, any applicable prospectus supplement and any related issuer free writing prospectus, as well as the additional information incorporated by reference in this prospectus described below under “Where You Can Find More Information” and “Information Incorporated by Reference” or in any applicable prospectus supplement and any related issuer free writing prospectus, before making an investment in our securities.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.  All of the summaries are qualified in their entirety by the actual documents.  Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Neither the delivery of this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by us, nor any sale made under this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by us, implies that there has been no change in our affairs or that the information therein is correct as of any date after the date of this prospectus or of such prospectus supplement or free writing prospectus, as applicable.  You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents.  Our business, financial condition, results of operations and prospects may have changed since that date.

You may rely only on the information contained or incorporated by reference in this prospectus.  Neither we nor any other person has authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you.  We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.  Neither this prospectus nor any accompanying prospectus supplement nor any free writing prospectus prepared by or on behalf of us or to which we have referred you constitutes an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this prospectus, or an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful.  This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

Unless the context otherwise requires, the terms “we,” “us,” “our,” “Cadiz,” and “the Company” refer to Cadiz Inc., a Delaware corporation.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information presented in this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you, and in other documents which are incorporated by reference in this prospectus under the sections of this prospectus entitled “Where You Can Find More Information” and “Information Incorporated by Reference,” that discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.”  Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from these forward-looking statements.  These include, among others, the cautionary statements in the “Risk Factors” section of this prospectus beginning on page 4.  These cautionary statements identify important factors that could cause actual results to differ materially from those described in the forward-looking statements.  When considering forward-looking statements in this prospectus, you should keep in mind the cautionary statements in the “Risk Factors” section and other sections of this prospectus, and other cautionary statements in any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you and any documents which are incorporated by reference in this prospectus and listed in “Where You Can Find More Information” and “Information Incorporated by Reference” beginning on pages 23 and 24, respectively.

Certain risks, uncertainties, and other factors are incorporated herein by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, along with the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the “Exchange Act.”  Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason, after the date of this prospectus.

THE COMPANY

About Cadiz

We are a natural resources development company committed to providing sustainable water and agricultural opportunities in California.

We own approximately 45,000 acres of land with high-quality, naturally recharging groundwater resources in three areas of Southern California’s Mojave Desert – the Cadiz Valley (35,000 acres), Danby Dry Lake (2,000 acres), and the Piute Valley (9,000 acres) (“Cadiz Property”). Our properties represent a unique private reserve of lands with vested water rights located in a remote area of eastern San Bernardino County that is at the crossroads of major highway, rail, energy, and water infrastructure that supply and deliver necessary resources to communities in California and across Western States. Our main objective is to realize the highest and best use of our land, water, and related infrastructure assets in an environmentally responsible way. Our present activities are focused on developing our assets to meet growing long-term demand for access to sustainable water supplies and agricultural products.

California faces systemic water challenges and is not able to ensure that all demands for water are safely and reliably met. We believe that the highest and best use of our assets will be realized by offering a combination of water supply, water storage and agricultural projects at our properties in ways that are sustainable and responsive to California’s resource needs.

The Water Project has completed extensive permitting and environmental review in accordance with local, state and federal law and is approved to deliver a reliable supply of 50,000 acre-feet of water per year for 50 years to communities off of the Cadiz Property. Prior to construction and implementation, the Water Project must complete contracts with participating water agencies, conveyance arrangements to deliver water supplies to contracting water agencies, and arrange for facility construction, improvements, and financing.

We anticipate using two separate pipeline routes to convey water between the Cadiz Property and the service areas of our participating agencies. The first route, or the Southern Pipeline, requires the construction of a 43-mile, approximately 55-85” steel water conveyance pipeline within a portion of the Arizona & California Railroad Company’s railroad right-of-way that crosses the Cadiz Property and intersects with the Colorado River Aqueduct (“CRA”) in Rice, California. The CRA is owned by the Metropolitan Water District of Southern California (“MWD”) and serves water providers in six southern California counties. The second route, or the Northern Pipeline, contemplates the use of an existing 220-mile, 30” natural gas pipeline that we optioned and acquired from El Paso Natural Gas (“EPNG”) as a potential facility to convey water to the Cadiz Property for storage or from the Cadiz Property to parties along the route. The Northern Pipeline extends from the Cadiz Property north-west to California’s Central Valley, crossing the Mojave River Pipeline and the Los Angeles Aqueduct before terminating near the California State Water Project in Wheeler Ridge.

In December 2020, the U.S. Bureau of Land Management (“BLM”) granted to our subsidiary Cadiz Real Estate LLC two right-of-way permits that grant us rights to operate the Northern Pipeline and transport water consistently across the route over BLM-managed lands. The first right-of-way was issued pursuant to an assignment of a portion of an existing right-of-way held by EPNG and granted by BLM under the Mineral Leasing Act that enables the continued transportation of natural gas. The second right-of-way was issued under the Federal Land Policy and Management Act and authorizes the conveyance of water in the pipeline over BLM-managed lands.

With these BLM grants, conditions precedent in our Purchase & Sale Agreement with EPNG were principally satisfied allowing for completion of the Company’s acquisition of the remaining 124-mile segment of the Northern Pipeline upon final payment to EPNG of $19 million, which is required to be made no later than June 30, 2021. We are presently engaged in discussions with parties interested in using the Northern Pipeline for conveyance, storage and supply. Prior to conveyance of water through the Northern Pipeline, we must secure permits required by any definitive agreement to use the facility. All conveyance of water via the Northern Pipeline would be conducted in accordance with applicable local, state and federal laws.

We also remain engaged with parties interested in taking deliveries from the Water Project using the Southern Pipeline route and the CRA. Prior to construction of the Southern Pipeline, we must secure authorizations required to convey water in the CRA, including an agreement with MWD and authorization from the California State Lands Commission under Water Code Sections 1810 - 1815. We expect to pursue these approvals once definitive contracts with water providers are finalized.

Our agricultural operations provide the Company’s principal source of revenue, although our working capital needs are not fully supported by our agricultural lease and farming returns at this time. We believe that the ultimate implementation of the Water Project will provide a significant source of future cash flow for the business and our stockholders. We presently rely upon debt and equity financing to support our working capital needs and development of the Water Project.

Our current and future operations also include activities that further our commitments to sustainable stewardship of our land and water resources, good governance and corporate social responsibility. We believe these commitments are important investments that will assist in maintenance of sustained stockholder value.

Corporate Information

We are a Delaware corporation with our principal executive offices located at 550 South Hope Street, Suite 2850, Los Angeles, California 90071. Our telephone number is (213) 271-1600. We maintain a corporate website at www.cadizinc.com. Our website address provided in this prospectus is not intended to function as a hyperlink and the information on our website is not, nor should it be considered, part of this prospectus or incorporated by reference into this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk.  Certain risks relating to us and our business are described under the headings “Business” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on March 26, 2021, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the Commission on May 17, 2021, which are incorporated by reference into this prospectus and any accompanying prospectus supplement and which you should carefully review and consider, along with the other information contained in this prospectus and any accompanying prospectus supplement or incorporated by reference herein, as updated by our subsequent filings under the Exchange Act, before making an investment in any of our securities.

Additional risks, as well as updates or changes to the risks described in the documents incorporated by reference herein, may be included in any applicable prospectus supplement.  Our business, financial condition or results of operations could be materially adversely affected by any of these risks.  The market or trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.  Prior to making a decision to invest in our securities you should consider carefully the specific factors discussed under the capitation “Risk Factors” in the applicable prospectus supplement, together with any other information contained in the applicable prospectus supplement or appearing or incorporated by reference in this prospectus.

In addition, please read the section of this prospectus captioned “Special Note Regarding Forward-Looking Statements,” in which we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus.  Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Investment in any securities offered pursuant to this prospectus involves risks and uncertainties.  If one or more of the events discussed in the risk factors were to occur, our business, financial condition, results of operations or liquidity, as well as the value of an investment in our securities, could be materially adversely affected.

You should carefully consider the risk factors as well as the other information contained and incorporated by reference in this prospectus before deciding to invest.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, the net proceeds from the sale of the securities offered by this prospectus and each prospectus supplement, the “offered securities,” will be used to further expand and accelerate development of our water and agricultural programs and general corporate purposes, which may include the development of our southern pipeline project or our northern pipeline project, the establishment of related infrastructure and farming costs for developing agriculture on land owned by us and our subsidiaries, business development activities, capital expenditures, working capital, the refinancing or repayment of existing indebtedness and the expansion of the business and acquisitions. If any of the net proceeds from the offered securities will be used for acquisitions, we will identify the acquisition in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities.  The debt securities may constitute either senior or subordinated debt securities, and in either case will be unsecured, and may also include convertible debt securities.  We will issue any debt securities that will be senior debt under an Indenture between us and U.S. Bank National Association, as trustee, or the “Senior Indenture.”  We will issue any debt securities that will be subordinated debt under an Indenture between us and U.S. Bank National Association, as trustee, or the “Subordinated Indenture.”  This prospectus refers to the Senior Indenture and the Subordinated Indenture individually as the “Indenture” and collectively as the “Indentures.”  The form of Senior Indenture and the form of Subordinated Indenture are included as exhibits to the registration statement of which this prospectus forms a part.  The term “trustee” refers to the trustee under each Indenture, as appropriate.

The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended.  The Indentures are substantially identical, except for the provisions relating to subordination, which are included only in the Subordinated Indenture.  The following summary of the material provisions of the Indentures and the debt securities is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Indentures, each of which has been filed as an exhibit to the registration statement of which this prospectus is a part.  We urge you to read the Indenture that is applicable to you because it, and not the summary below, defines your rights as a holder of debt securities.  You can obtain copies of the Indentures by following the directions described under the heading “Where You Can Find More Information.”

General

The senior debt securities will rank equally with all of our other unsecured and unsubordinated debt.  The subordinated debt securities will be subordinated in right of payment to our “Senior Indebtedness,” as defined below in the section titled “Subordination”.  The Indentures do not limit the amount of debt, either secured or unsecured, which may be issued by us under the Indentures or otherwise.  We may limit the maximum total principal amount for the debt securities of any series.  However, any limit under the Indentures may be increased by resolution of our Board of Directors.  We will establish the terms of each series of debt securities under the Indentures in a supplemental Indenture, board resolution or company order.  The debt securities under the Indentures may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount.  Debt securities sold at an original issue discount may bear no interest or interest at a rate which is below market rates.

The Indentures do not prohibit us or our subsidiaries from incurring debt or agreeing to limitations on our subsidiaries’ ability to pay dividends or make other distributions to us, although the terms of specific debt securities may include such limitations.  The agreements governing our indebtedness contain limitations on our ability to incur debt or liens, conduct asset sales and pay dividends.

Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series under the Indentures without the consent of the holders of the debt securities of such series outstanding at the time of issuance.  Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable Indenture.

Unless we inform you otherwise in a prospectus supplement, each series of our senior debt securities will rank equally in right of payment with all of our other unsubordinated debt.  The subordinated debt securities will rank junior in right of payment and be subordinate to all of our unsubordinated debt.

We may issue debt securities from time to time in one or more series under the Indentures.  We will describe the particular terms of each series of debt securities we offer in a supplement to this prospectus or other offering material.  The prospectus supplement and other offering material relating to a series of debt securities will describe the terms of such debt securities being offered, including (to the extent such terms are applicable to such debt securities):

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;
●	any limit upon the aggregate principal amount of the debt securities of that series that may be issued;
●	the maturity date or dates;
●	the form of the debt securities of the series;
●	the applicability of any guarantees;
●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;
●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;
●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate or rates and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;
●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
●	the denominations in which we will issue the series of debt securities, if other than minimum denominations of $1,000 or any integral multiple in excess thereof;
●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;
●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities, the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for certificated securities, and the depositary for such global security or securities;
●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;
●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;
●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;
●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
●	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;
●	any restrictions on transfer, sale or assignment of the debt securities of the series; and
●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Common Stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Common Stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on that series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;
●	if we fail to pay the principal of, or premium, if any, on that series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;
●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under the indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered, and if requested, provided, indemnity or security satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holders is not in conflict with any law or the applicable indenture; and
●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;
●	such holders have offered, and if requested, provided, to the trustee indemnity or security satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and
●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer or request of indemnity.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modifications of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”
●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;
●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;
●	to make any change that does not adversely affect the rights of any holder of debt securities of any series in any material respect;
●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;
●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee;
●	to conform the text of the indenture, any supplemental indentures thereto and any forms of debt securities issued thereunder to the corresponding description of the debt securities contained in the applicable prospectus or prospectus supplement; or
●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;
●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;
●	register the transfer or exchange of debt securities of the series;
●	replace stolen, lost or mutilated debt securities of the series;
●	pay principal of and premium and interest on any debt securities of the series;
●	maintain paying agencies;
●	hold monies for payment in trust;
●	recover excess money held by the trustee;
●	compensate, reimburse and indemnify the trustee; and
●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in minimum denominations of $1,000 or any integral multiple in excess thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series in global form can exchange the debt securities for other debt securities of the same series in definitive form, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional security registrars or transfer agents or rescind the designation of any security registrar or transfer agent or approve a change in the office through which any security registrar or transfer agent acts, except that we will be required to maintain a security registrar and a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under the indenture, undertakes to perform only those duties as are specifically set forth in the indenture. Upon an event of default under the indenture, the trustee must use the same degree of care as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the rights or powers given to it by the indenture at the request of any holder of debt securities unless it is offered, and if requested, provided security or indemnity satisfactory to the trustee against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agent(s) designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We may at any time rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

Subject to applicable abandoned property law, all money we pay to a paying agent or the trustee for the payment of the principal of, or any premium or interest on, any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following statements relating to our capital stock do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, the provisions of the Certificate of Incorporation, as amended, or the “Certificate,” and By-Laws, as amended, or the “Bylaws,” which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

The Certificate authorizes a total of 70,100,000 shares of capital stock, of which 70,000,000 may be shares of common stock and 100,000 may be shares of preferred stock. On March 5, 2020, we filed a Certificate of Designation of Series 1 Preferred Stock with the Secretary of State of the State of Delaware to designate 10,000 shares of our preferred stock, par value $0.01 per share, as Series 1 Preferred Stock.

As of June 15, 2021, 40,618,400 shares of common stock were issued and outstanding, 6,281 shares of Series 1 Preferred Stock were issued and outstanding, which are convertible into 2,544,119 shares of common stock, and options to purchase or restricted stock units totaling an aggregate of 890,000 shares of common stock issued to directors, employees, consultants and lenders remained outstanding.  Each share of Series 1 Preferred Stock may be converted at any time at the option of the holder into 405.05 shares of our common stock, subject to certain beneficial ownership limitations. As of June 15, 2021, the number of stockholders of record of our common stock was 61 and the number of stockholders of record of our Series 1 Preferred Stock was two.

Common Stock

Subject to the rights of the holders of any shares of preferred stock that may at the time be outstanding, record holders of common stock are entitled to such dividends as the Board of Directors may declare.  We do not anticipate declaring or paying cash dividends on our common stock for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders may not receive any funds absent a sale of their shares of common stock.

Holders of common stock are entitled to one vote for each share held in their name on all matters submitted to a vote of stockholders and do not have preemptive rights or cumulative voting rights.  Holders of common stock are not subject to further calls or assessments as a result of their holding shares of common stock.

Upon our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of common stock are entitled to share ratably in the distribution remaining after payment of debts and expenses and of the amounts to be paid on liquidation to the holders of shares of preferred stock.

The transfer agent for our common stock is Continental Stock Transfer & Trust Company, New York, New York.

Series 1 Preferred Stock

On March 5, 2020, we filed a Certificate of Designation of Series 1 Preferred Stock with the Secretary of State of the State of Delaware to designate 10,000 shares of our preferred stock, par value $0.01 per share, as Series 1 Preferred Stock.

We issued the shares of Series 1 Preferred Stock pursuant to Conversion and Exchange Agreements, dated March 5, 2020, between us and two of our stockholders, in exchange for the satisfaction of an outstanding aggregate amount payable under our 7.00% Convertible Senior Notes due 2020.

The following is a brief description of our Series 1 Preferred Stock:

Ranking and Liquidation. Prior to March 5, 2025, or the “Mandatory Conversion Date”, subject to applicable law and the rights of the holders of any other outstanding series of our preferred stock, in the event of our voluntary or involuntary liquidation, dissolution or winding up, each share of Series 1 Preferred Stock will be entitled to receive an amount in cash equal to $2,734.09 per share (as may be adjusted for any dividends of shares of Series 1 Preferred Stock, subdivision of the outstanding shares of Series 1 Preferred Stock or combination of the outstanding shares of Series 1 Preferred Stock), before any payment may be made to holders of our common stock or any outstanding series of our preferred stock junior in liquidation preference to the Series 1 Preferred Stock. In addition, prior to the Mandatory Conversion Date, subject to applicable law and the rights of the holders of any other outstanding series of our preferred stock, holder of shares of Series 1 Preferred Stock will be entitled to participate pro rata on an as-converted into common stock basis with all of our common stock in the distribution of any remaining proceeds from the voluntary or involuntary liquidation, dissolution or winding up. After the Mandatory Conversion Date, subject to applicable law and the rights of the holders of any outstanding series of our preferred stock, holders of shares of Series 1 Preferred Stock will not receive any preference and will only be entitled to participate pro rata on an as-converted into common stock basis with all of our common stock in the distribution of any remaining proceeds from the voluntary or involuntary liquidation, dissolution or winding up.

Conversion. Each share of Series 1 Preferred Stock is convertible at any time at the option of the holder into 405.05 shares of our common stock (the “Conversion Rate”), provided that the holder will be prohibited from converting shares of Series 1 Preferred Stock into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would beneficially own more than 9.9% of the total number of shares of our common stock then issued and outstanding after giving effect to such conversion. On the Mandatory Conversion Date, each share of Series 1 Preferred Stock will automatically convert into shares of our common stock at the Conversion Rate then in effect; provided, that the shares of Series 1 Preferred Stock will not automatically convert shares of our common stock to the extent that, as a result of such conversion, the holder, together with its affiliates, would beneficially own more than 9.9% of the total number of shares of our common stock then issued and outstanding after giving effect to such conversion. Any shares of Series 1 Preferred Stock that remain outstanding after the Mandatory Conversion Date as a result of such limitations will be convertible at any time thereafter, at the option of the holder, subject to the beneficial ownership limitations in the Certificate of Designation of Series 1 Preferred Stock.

Voting Rights. Prior to the Mandatory Conversion Date, except as provided by applicable law, each share of Series 1 Preferred Stock will be entitled to 301.98 votes (the “Voting Rate”) on all matters on which stockholders are generally entitled to vote (provided that no holder of shares of Series 1 Preferred Stock will be entitled to such number of votes in excess of such holder’s beneficial ownership limitation). Additionally, prior to the Mandatory Conversion Date, the vote or written consent of holders of a majority of the outstanding shares of Series 1 Preferred Stock, voting separately as a single class, will be required for certain amendments to our Certificate, to liquidate us, to incur certain indebtedness other than permitted indebtedness, to enter into certain affiliate transactions, to issue additional shares of Series 1 Preferred Stock and to issue any capital stock senior or having parity in preference to the Series 1 Preferred Stock, other than preferred shares that may be issued in one or more financing transactions as an alternative to our incurring, and which the gross proceeds of shall be offset against, permitted indebtedness. Permitted indebtedness over which the holders of shares of Series 1 Preferred Stock will have no voting rights consists of (i) our existing debt as of March 5, 2020 and the refinancing of such debt, (ii) up to $600 million of debt that we may incur related to our southern pipeline project or our northern pipeline project (collectively, the “Pipeline Water Projects”), (iii) the establishment of related infrastructure and farming costs for developing agriculture on land owned by us and our subsidiaries (the “Farming Project”), (iv) working capital for the Pipeline Water Projects, the Farming Project or general corporate purposes, and (v) a refinancing of any of the debt described in this sentence related to the Pipeline Water Projects. After the Mandatory Conversion Date, the shares of Series 1 Preferred Stock will have no voting rights, except as required by applicable law.

Dividends. Prior to the Mandatory Conversion Date, the holders of shares of Series 1 Preferred Stock will not be entitled to participate in any dividends or distributions. After the Mandatory Conversion Date, subject to the applicable law and the rights of the holders of any outstanding series of our preferred stock, shares of Series 1 Preferred Stock will rank pari passu on an as-converted to common stock basis with all of our common stock as to dividends and distributions. However, holders of shares of Series 1 Preferred Stock will not be entitled to participate in dividends consisting of shares of our common stock or other securities convertible into or exercisable for shares of our common stock to the extent that, as a result of such dividend, the holder, together with its affiliates, would beneficially own more than 9.9% of the total number of shares of our common stock then issued and outstanding after giving effect to such dividend.

Anti-Dilution. The Conversion Rate and the Voting Rate are subject to proportionate adjustment upon the issuance by us of stock dividends, stock splits, and similar proportionately applied changes affecting our outstanding shares of common stock.

Redemption. At any time after March 5, 2021, we may redeem shares of Series 1 Preferred Stock by payment of an amount per share equal to $13.50 (as may be adjusted for any dividends of shares of Series 1 Preferred Stock, subdivision of the outstanding shares of Series 1 Preferred Stock or combination of the outstanding shares of Series 1 Preferred Stock) multiplied by the Conversion Rate then in effect; provided, that as to each holder of shares of Series 1 Preferred Stock, the number of shares redeemed must be at least 25% of the Preferred Shares originally issued to such holder. There will be no restriction on the redemption of the shares of Series 1 Preferred Stock while there is any arrearage in the payment of dividends.

Rights as a Stockholder. Except as otherwise provided in the Certificate of Designation of Series 1 Preferred Stock, or by virtue of such holder’s ownership of shares of our common stock, the holders of shares of Series 1 Preferred Stock do not have the rights or privileges of holders of shares of our common stock, until they convert their shares of Series 1 Preferred Stock into our common stock.

Amendments. Certain terms of the Series 1 Preferred Stock may be amended or modified with the vote or written consent of the holders of a majority of the then-outstanding shares of Series 1 Preferred Stock.

Future Classes or Series of Preferred Stock

This following description sets forth certain general terms and provisions of our authorized preferred stock, other than our Series 1 Preferred Stock described above.  When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus.  The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to the particular series of preferred stock.  The preferred stock will be issued under a certificate of designations relating to each series of preferred stock and is also subject to our Certificate.  The certificate of designations will be filed with the SEC in connection with an offering of preferred stock.

Under the Certificate, our Board of Directors has the authority to:

●	create one or more series of preferred stock,
●	issue shares of preferred stock in any series up to the maximum number of shares of preferred stock authorized, and
●	determine the preferences, rights, privileges and restrictions of any series.

Our Board of Directors may issue authorized shares of preferred stock, as well as authorized but unissued shares of common stock, without further stockholder action, unless stockholder action is required by applicable law or by the rules of a stock exchange or quotation system on which any series of our stock may be listed or quoted.

The prospectus supplement will describe the terms of any preferred stock being offered, including:

●	the number of shares and designation or title of the shares;
●	any liquidation preference per share;
●	any date of maturity;
●	any redemption, repayment or sinking fund provisions;
●	any dividend rate or rates and the dates of payment (or the method for determining the dividend rates or dates of payment);
●	any voting rights;
●	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;
●	the method by which amounts in respect of the preferred stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;
●	whether the preferred stock is convertible or exchangeable and, if so, the securities or rights into which the preferred stock is convertible or exchangeable, and the terms and conditions of conversion or exchange;
●	the place or places where dividends and other payments on the preferred stock will be payable; and
●	any additional voting, dividend, liquidation, redemption, preemption, transfer restrictions, and other rights, preferences, privileges, limitations and restrictions.

All shares of preferred stock offered will be fully paid and non-assessable.  Any shares of preferred stock that are issued will have priority over the common stock with respect to dividend or liquidation rights or both.

Our Board of Directors could create and issue a series of preferred stock with rights, privileges or restrictions which effectively discriminate against an existing or prospective holder of preferred stock as a result of the holder beneficially owning or commencing a tender offer for a substantial amount of common stock.  One of the effects of authorized but unissued and unreserved shares of capital stock may be to make it more difficult or discourage an attempt by a potential acquirer to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise.  This protects the continuity of our management.  The issuance of these shares of capital stock may defer or prevent a change in control of our company without any further stockholder action.

The transfer agent for each series of preferred stock will be described in the prospectus supplement.

Indemnification of Directors and Officers

Our Bylaws and Certificate provide that we will indemnify any of our directors, officers or employees to the fullest extent permitted by the General Corporation Law of the State of Delaware against all expenses, liability and loss incurred in connection with any action, suit or proceeding in which any such person may be involved by reason of the fact that he or she is or was our director, officer or employee.  We carry insurance policies in standard form indemnifying our directors and officers against liabilities arising from certain acts performed by them in their capacities as our directors and officers.  These policies also indemnify us for any sums we may be required or permitted to pay by law to our directors and officers as indemnification for expenses they may have incurred.

Exchange Listing

Our common stock is listed on the Nasdaq Global Market under the symbol “CDZI.”

Anti-Takeover Effects of Delaware Law and Certain Provisions of our Charter Documents

The following is a summary of the General Corporation Law of the State of Delaware, our Certificate and our Bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the General Corporation Law of the State of Delaware, our Certificate and our Bylaws, as applicable.

Our Certificate and our Bylaws include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders. These provisions are summarized in the following paragraphs.

Limitation on Directors’ Liability. Delaware law permits a corporation to, by provision of its certificate of incorporation, eliminate the personal liability of its directors to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except (i) for breach of the director’s duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for certain unlawful dividends and stock repurchases or (iv) for any transaction from which the director derived an improper personal benefit.  Our Certificate contains such a provision.

This provision of our Certificate offers persons who serve on our Board of Directors protection against awards of monetary damages resulting from certain breaches of their fiduciary duty, including grossly negligent business decisions made in connection with, among other things, takeover proposals for us, and may limit our ability or the ability of one of our stockholders to prosecute an action against a director for a breach of fiduciary duty.

Special Meeting of Stockholders. Our Certificate prohibits stockholder action by written consent in lieu of a meeting of stockholders. Further, special meetings of stockholders may be called only by our Board of Directors, Chief Executive Officer or President. In addition, our Bylaws contain advance notice procedures for stockholders seeking to bring business before the annual meeting of stockholders or to nominate candidates for election as directors at the annual meeting of stockholders, and specify certain requirements regarding the form and content of a stockholder’s notice. The foregoing could have the effect of delaying or preventing unsolicited takeovers and changes in control or changes in our Board of Directors.

Effects of authorized but unissued common stock and blank check preferred stock. One of the effects of the existence of authorized but unissued common stock may be to enable our Board of Directors to make more difficult or to discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of our Board of Directors. If, in the due exercise of its fiduciary obligations, our Board of Directors were to determine that a takeover proposal was not in our best interest, authorized but unissued shares of common stock could be issued by our Board of Directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

In addition, our Certificate grants our Board of Directors “blank check” power, which includes the power to create and establish the rights and preferences of one or more series of preferred stock out of our authorized and unissued shares of preferred stock. One of the effects of the “blank check” power may be to enable our Board of Directors to make more difficult or discourage an attempt to obtain control of our company as described above. If, in the due exercise of its fiduciary obligations, our Board of Directors were to determine that a takeover proposal was not in our best interests, one or more series of preferred stock could be created and shares thereof issued, without stockholder approval, which action may prevent or render more difficult or costly the completion of the takeover transaction as described above. The creation of one or more series of preferred stock and the issuance of shares of such preferred stock could also decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders.

Cumulative Voting. Our Certificate does not provide for cumulative voting in the election of directors which would allow holders of less than a majority of the stock to elect some directors.

Vacancies. Our Certificate provides that all vacancies, including newly created directorships, may be filled only by a majority vote of the directors then in office, though less than a quorum.

Anti-Takeover Effects of Delaware Law. We are subject to the “business combination” provisions of Section 203 of the General Corporation Law of the State of Delaware.  In general, such provisions prohibit a publicly held Delaware corporation from engaging in various “business combination” transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●	prior to the date the interested stockholder obtained such status, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain outstanding voting stock); or
●	on or subsequent to such date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to an interested stockholder.  In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation’s voting stock.  Section 203 of the General Corporation Law of the State of Delaware could prohibit or delay mergers or other takeover or change in control attempts with respect to Cadiz and, accordingly, may discourage attempts to acquire Cadiz even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares, which will be evidenced by depositary receipts, representing fractional interests in shares of preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. This description is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the deposit agreement, depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that we offer and any deposit agreement relating to a particular series of preferred stock described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered.

General

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock. For a description of our preferred stock, see “Description of Capital Stock--Series 1 Preferred Stock.”

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary we select. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including any dividend, voting, redemption, conversion and liquidation rights described in the particular prospectus supplement, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the deposited preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by such holders on the relevant record date.

In the case of a distribution other than in cash, the preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to receive it in proportion to the number of depositary shares owned by such holder. If the preferred stock depositary determines that it is not feasible to make such a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

The amounts distributed in any such distribution, whether in cash or otherwise, will be reduced by any amount required to be withheld by us or the preferred stock depositary on account of taxes.

Withdrawal of Preferred Stock

Unless otherwise indicated in the applicable prospectus supplement and unless the related depositary shares have been called for redemption, when a holder surrenders depositary receipts at the office of the preferred stock depositary maintained for that purpose, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by the holder’s depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder generally cannot “re-deposit” these shares of preferred stock with the preferred stock depositary or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares other than a whole number of shares of preferred stock for redemption or exchange, the preferred stock depositary will issue a new depositary receipt to the holder that evidences the remainder of depositary shares at the same time that the preferred stock is withdrawn.

Redemption, Conversion and Exchange of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of that series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem, as of the same date, the number of depositary shares representing shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method, in each case as we may determine.

If a series of preferred stock represented by depositary shares is to be converted or exchanged, the holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts.

After the redemption, conversion or exchange date, the depositary shares called for redemption, conversion or exchange will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption, conversion or exchange.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares relating to that series of preferred stock. Each record holder of the depositary receipts on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. The preferred stock depositary will try, if practical, to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing those preferred shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary receipts will not be effective unless the amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares then outstanding. Additionally, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, approval is also required by the holders of depositary receipts representing not less than a specified percentage or all of the depositary shares of such series or class then outstanding, as provided in the applicable prospectus supplement. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement, as amended.

We may direct the preferred stock depositary to terminate the deposit agreement at any time by mailing notice of termination to the record holders of the depositary receipts then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the preferred stock depositary will deliver to each holder of depositary receipts, upon surrender of those receipts, such number of whole shares of the series of preferred stock represented by the depositary shares together with cash in lieu of any fractional shares, to the extent we have deposited cash for payment in lieu of fractional shares with the preferred stock depositary. In addition, the deposit agreement will automatically terminate if:

●	all of the outstanding shares of the preferred stock deposited with the preferred stock depositary have been withdrawn, redeemed, converted or exchanged; or

●	there has been a final distribution in respect of the deposited preferred stock in connection with our liquidation, dissolution or winding up and the distribution has been made to the holders of the related depositary shares evidenced by depositary receipts.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the preferred stock depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Prospective purchasers of depositary shares should be aware that special tax, accounting and other issues may be applicable to instruments such as depositary shares.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary meeting the requirements specified in the deposit agreement and its acceptance of such appointment.

Miscellaneous

The preferred stock depositary will forward all reports and communications from us which are delivered to the preferred stock depositary and which we are required to furnish to the holders of the deposited preferred stock.

Neither we nor the preferred stock depositary will be liable if we are or the preferred stock depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of the duties under the deposit agreement, and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, depositary shares or debt securities.  We may issue warrants independently or together with any offered securities.  The warrants may be attached to or separate from those offered securities.  We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company to be named in the applicable prospectus supplement, as warrant agent, all as described in the applicable prospectus supplement.  The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.  If we offer warrants, we will file the warrant agreement relating to the offered warrants as an exhibit to, or incorporate it by reference in, the registration statement of which this prospectus is a part.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants.  These terms may include the following:

●	the title of the warrants;
●	the price or prices at which the warrants will be issued;
●	the designation, amount and terms of the securities for which the warrants are exercisable;
●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
●	the aggregate number of warrants;
●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
●	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;
●	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;
●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
●	the maximum or minimum number of warrants that may be exercised at any time;
●	information with respect to book-entry procedures, if any; and
●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of common stock, preferred stock, depositary shares or debt securities, at the exercise price stated or determinable in the prospectus supplement for the warrants.  Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement.  After the close of business on the expiration date, if applicable, unexercised warrants will become void.  Warrants may be exercised as described in the applicable prospectus supplement.  When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the common stock, preferred stock, depositary shares or debt securities that the warrant holder has purchased.  If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase shares of our common stock or preferred stock.  These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering.  In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

●	the price, if any, for the subscription rights;
●	the exercise price payable for each share of common stock or preferred stock upon the exercise of the subscription rights;
●	the number of subscription rights issued to each stockholder;
●	the number and terms of the shares of common stock or preferred stock which may be purchased per each subscription right;
●	the extent to which the subscription rights are transferable;
●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and
●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more subscription rights, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities issued by us or by third parties.  The applicable prospectus supplement will describe:

●	the terms of the units and of the subscription rights, warrants, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
●	a description of the terms of any unit agreement governing the units; and
●	a description of the provisions for the payment, settlement, transfer or exchange or the units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions,

●	directly to purchasers;
●	through agents;
●	to or through underwriters or dealers; or
●	through a combination of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants and subscriptions.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or
●	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or other offering materials, as the case may be.  If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions.  We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or other offering materials, as the case may be.

A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

●	the terms of the offering;
●	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;
●	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;
●	any delayed delivery arrangements;
●	any initial public offering price;
●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
●	any discounts or concessions allowed or reallowed or paid to dealers; and
●	any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;
●	in an “at the market” offering within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”);
●	at prices related to the prevailing market prices; or
●	at negotiated prices.

General

Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act.  Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act.  We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account.  The underwriters may resell the offered securities in one or more transactions, including negotiated transactions.  These sales will be made at a fixed public offering price or at varying prices determined at the time of the sale.  We may offer the securities to the public through an underwriting syndicate or through a single underwriter.  The underwriters in any particular offering will be named in the applicable prospectus supplement or other offering materials, as the case may be.

Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them.  The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless the applicable prospectus supplement says otherwise.  Any initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities.  Unless the applicable prospectus supplement states otherwise, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.  We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us.  These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities.  A prospectus supplement or other offering materials, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash.  In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions.  If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals.  The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

Direct Sales

We may choose to sell the offered securities directly.  In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date.  The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve.  These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act.  Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.  This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock which is traded on the Nasdaq Global Market.  If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors.  While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, any such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice.  Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities.  We have no current plans for listing of the debt securities, preferred stock, warrants or subscription rights on any securities exchange or quotation system.  Any such listing with respect to any particular debt securities, preferred stock, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act.  Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities.  Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.  Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of these transactions.  The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Greenberg Traurig, LLP, Los Angeles, California.  If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

We have filed with the Commission a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus.  This prospectus, which is part of the registration statement, does not contain all of the information in the registration statement.  For further information about us and our securities, you should refer to the registration statement, including exhibits, and the financial statements and notes filed as a part thereof.

We file quarterly and annual reports, proxy statements and other information with the Commission.  Our filings with the Commission, including the registration statement, reports, proxy and information statements, and other information are available to you on the Commission’s website at http://www.sec.gov.  In addition, documents that we file with the Commission are available on our website at www.cadizinc.com. Our website address provided in this prospectus is not intended to function as a hyperlink and the information on our website is not, nor should it be considered, part of this prospectus or incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus the information we file with them.  The information we incorporate by reference into this prospectus is an important part of this prospectus.  Any statement in a document we have filed with the Commission prior to the date of this prospectus and which is incorporated by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in the prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement.  The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded.

We incorporate by reference into this prospectus the information contained in the following documents, which is considered to be a part of this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2020, filed on March 26, 2021;
●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed on May 17, 2021;
●	the Current Reports on Form 8-K filed with the Commission on March 26, 2021 and June 3, 2021;
●	the description of our common stock as set forth in our registration statement filed on Form 8-A under the Exchange Act on May 8, 1984, as amended by:

●	the description of our common stock as set forth in Exhibit 4.4 to the Annual Report on Form 10-K for the year ended December 31, 2020, filed on March 26, 2021; and
●	the description of our Series 1 Preferred as set forth in the Current Report on Form 8-K filed with the Commission on March 9, 2020.

We also incorporate by reference all additional documents that we file with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed after the date of the initial registration statement and prior to the effectiveness of the registration statement or that are filed after the effective date of the registration statement of which this prospectus is a part and prior to the termination of the offering of securities offered pursuant to this prospectus.  We are not, however, incorporating in each case, any documents or information that we are deemed to “furnish” and not file in accordance with the Commission rules.

You may obtain a copy of these filings, without charge, by writing or calling us at:

Cadiz Inc.

550 South Hope Street

Suite 2850

Los Angeles, California 90071

Attention:  Investor Relations

(213) 271-1600

No dealer, salesperson, or other person has been authorized to give any information or to make any representation not contained in this prospectus, and, if given or made, such information and representation should not be relied upon as having been authorized by us.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation.  Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the facts set forth in this prospectus or in our affairs since the date hereof.

Cadiz Inc.

2,000,000 Depositary Shares

Each Representing 1/1000th of a Share of    % Series A Cumulative Perpetual Preferred Stock

(Liquidation Preference Equivalent to $25.00 Per Depositary Share)

% Series A Cumulative Perpetual Preferred Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

B. Riley Securities
Boenning & Scattergood
Ladenburg Thalmann
William Blair
Incapital

, 2021